                                                                  Exhibit 10.168








                       REAL ESTATE PURCHASE AND SALE AGREEMENT





                                       BETWEEN




                                 JAD PROPERTIES, LLC
                                      "SELLER"




                                         AND




                                MACK-CALI REALTY L.P.
                                     "PURCHASER"




                                         FOR




                             400 SOUTH COLORADO BOULEVARD
                                 GLENDALE, COLORADO

                                  TABLE OF CONTENTS

     1.     Purchase and Sale. . . . . . . . . . . . . . . . . . . . . . .   1
     2.     Purchase Price; Earnest Money. . . . . . . . . . . . . . . . .   1
     3.     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     4.     Conditions to Closing. . . . . . . . . . . . . . . . . . . . .   5
     5.     Permitted Title Exceptions . . . . . . . . . . . . . . . . . .   8
     6.     Representations and Warranties of Seller . . . . . . . . . . .   8
     7.     Representations and Warranties of Purchaser. . . . . . . . . .   11
     8.     Seller's Covenants . . . . . . . . . . . . . . . . . . . . . .   11
     9.     Delivery of Due Diligence Investigation Reports. . . . . . . .   12
     10.    Prorations . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     11.    Transfer Taxes; Title Charges. . . . . . . . . . . . . . . . .   14
     12.    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . .   14
     13.    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . .   14
     14.    Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     15.    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.    Time of Essence. . . . . . . . . . . . . . . . . . . . . . . .   16
     17.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   16
     18.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .   16
     19.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     20.    Assignability. . . . . . . . . . . . . . . . . . . . . . . . .   16
     21.    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .   16
     22.    Modifications; Waiver. . . . . . . . . . . . . . . . . . . . .   16
     23.    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .   16
     24.    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . .   17
     25.    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     26.    No Personal Liability of Members or Managers of Parties. . . .   17
     27.    No Third Party Rights. . . . . . . . . . . . . . . . . . . . .   17
     28.    Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     29.    Effective Date . . . . . . . . . . . . . . . . . . . . . . . .   17
     30.    Non-business Days. . . . . . . . . . . . . . . . . . . . . . .   17
     31.    Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . .   17
     32.    Recordation. . . . . . . . . . . . . . . . . . . . . . . . . .   17
     33.    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .   17
     34.    Disclosure - Special Taxing Districts - General Obligation
              Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .   17
     35.    Disclosure of Environmental Report . . . . . . . . . . . . . .   18
     36.    Termination of Service Contracts . . . . . . . . . . . . . . .   18
     37.    Environmental Provision. . . . . . . . . . . . . . . . . . . .   18
     38.    1031 Exchange. . . . . . . . . . . . . . . . . . . . . . . . .   19
     39.    Purchaser's Obligations After Termination. . . . . . . . . . .   19
     40.    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .   19
     41.    Information and Audit Cooperation. . . . . . . . . . . . . . .   19
     42.    Further Assurances . . . . . . . . . . . . . . . . . . . . . .   19
     43.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     44.    Indemnifications . . . . . . . . . . . . . . . . . . . . . . .   20

                                    EXHIBIT INDEX

EXHIBIT REFERENCE

     Exhibit A - Legal Description
     Exhibit B - Permitted Exceptions
     Exhibit C - Building Service Agreements
     Exhibit D - Personal Property
     Exhibit E - Escrow Instructions
     Exhibit F - Special Warranty Deed
     Exhibit G - Bill of Sale
     Exhibit H - Assignment and Assumption of Contracts
     Exhibit I - Tenant Estoppel Certificate Form
     Exhibit J - Standard Lien Affidavit
     Exhibit K - Special Warranty Assignment and Assumption of Ground Lease Exhibit L - Cissell Estoppel Certificate
     Exhibit M - Rent Roll

                       REAL ESTATE PURCHASE AND SALE AGREEMENT


       THIS REAL ESTATE PURCHASE AND SALE AGREEMENT ("AGREEMENT") is entered
into as of this        day of April, 1998, between JAD PROPERTIES, LLC, A
COLORADO LIMITED LIABILITY COMPANY ("SELLER") and MACK-CALI REALTY L.P., A DELAWARE LIMITED PARTNERSHIP. ("PURCHASER").

       1. PURCHASE AND SALE. In consideration of their mutual covenants set forth in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to buy for the Purchase Price $11,975,000 and on the terms and conditions set forth herein, the following:

               (a) That certain parcel of land situated in the County of Arapahoe, State of Colorado, described on EXHIBIT A attached hereto and made a part hereof, and commonly known as the 400 SOUTH COLORADO BOULEVARD, GLENDALE,
COLORADO 80         (the "OWNED LAND").

               (b) The Seller's leasehold interest as lessee (the "CISSELL LEASEHOLD") granted by a certain lease dated September 21, 1977, by and between Vincent J. Cissell and Shaaron K. Cissell, as the original lessors, and George Irvin Chevrolet Co., a Colorado corporation, as the original lessee, as amended (the "CISSELL LEASE").

               (c) All existing improvements and fixtures (collectively, the "IMPROVEMENTS") located on the Owned Land and on the real property which is the subject of the Cissell Lease (the "CISSELL PARCEL"), and including, but only to the extent of any right thereto upon lease termination, the improvements and fixtures located on the Real Property which is demised by a certain Ground Lease Agreement dated January 24, 1992 by and between the Seller as lessor and RCI West, Inc., a Colorado corporation, as tenant, as amended (the "RCI LEASE").

               (d) All personal property owned by Seller located on or in the Owned Parcel, the Cissell Parcel or Improvements and used in connection with the ownership, operation of the Owned Parcel or Improvements as is described on EXHIBIT D attached hereto and made a part hereof including without limitation furniture, art work, furnishings, office equipment and supplies, and all supplies, and construction and finish materials not incorporated in the Improvements and stored on site for repairs and replacements ("PERSONAL PROPERTY").

               (e) Seller's interest in all leases, licenses and other agreements to occupy or use the Owned Parcel, the Cissell Parcel and/or the Improvements, or any contiguous land, or any portion thereof, as amended from time to time, in effect on the date of Closing, as hereinafter defined, together with all security deposits (cash or non-cash) made with respect thereto (all such leases and agreements being collectively referred to herein as "LEASES").

               (f) All Intangible Property owned by Seller and used in connection with the Owned Land, Improvements and Personal Property, including, without limitation, any and all trademarks and trade names, logos and trade colors used in connection with any part of the Owned Land, the Cissell Parcel and Improvements, and all plans, specifications, and studies, if any, in the possession of Seller in connection with the Improvements, all rights, interests, claims, minerals and mineral rights, water and water rights, if any, hereditaments, privileges, tenements and appurtenances belonging to the Owned Land and the Cissell Parcel, all right, title and interest of Seller in and to all open or proposed highways, streets, roads, avenues, alleys, curb cuts, sidewalks, sewers, utilities, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Owned Land and the Cissell Parcel, licenses, certificates of occupancy, permits and warranties now in effect with respect to the Owned Land, the Cissell Parcel, Improvements and Personal Property, all Service Contracts in effect at Closing, in any way relating to the Premises (as hereinafter defined), and all equipment leases and all rights of Seller thereunder relating to equipment or property located upon the Premises, which will survive the Closing ("INTANGIBLE PROPERTY").

       The Owned Land and the Cissell Leasehold, along with their appurtenant Improvements, Personal Property, Leases and Intangible Property (but not including the improvements and fixtures located on the real property which is demised by the RCI Lease (the "RCI PARCEL"), except to the extent of any right thereto upon termination of the RCI Lease), are referred to herein as the "PREMISES".

       2. PURCHASE PRICE: EARNEST MONEY. The purchase price for the Premises shall be Eleven Million Nine Hundred Seventy Five Thousand and 00/100 Dollars ($11,975,000.00) ("PURCHASE PRICE") which is to be paid as follows:

               (a) No later than April 20, 1998, $500,000.00 shall be deposited as earnest money by Purchaser in the form of cash or by federal funds wire transfer, cashier's or certified check made payable to Stewart Title of Denver, Inc. at its offices located at 50 So. Steele Street, Suite 600, Denver, Colorado 80209 (the "TITLE AGENT") as agent for Stewart Title Guaranty Company (the "TITLE COMPANY"). The $500,000.00 and any interest thereon shall be referred to herein as the "EARNEST MONEY". The Earnest Money shall be applied to the Purchase Price at Closing (as hereinafter defined). The Earnest Money shall be deposited with and held by the Title Agent in accordance with Escrow Instructions and this Agreement in the form attached hereto as EXHIBIT E, to be executed by Seller and Purchaser (the "ESCROW INSTRUCTIONS").

               (b) Not later than 12:00 p.m. (Noon), Mountain Time, on the Closing Date (as herein defined), Purchaser shall deposit with the Title Agent, in immediately available funds, the sum necessary, along with the Earnest Money, to make the total consideration paid to Seller at Closing equal to the Purchase Price, plus or minus prorations as hereinafter provided.

       3.      CLOSING.

               (a) Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Premises (the "CLOSING") shall take place commencing at 10:00 a.m. Mountain Time at the office of the Title Agent, and shall be conducted by the Title Agent on May 29, 1998 (the "CLOSING DATE"), or on such other earlier date as may be mutually agreed by the parties.

               (b) In order to facilitate the Closing, both parties shall use diligent efforts to have all unsigned documents necessary for the consummation of this transaction delivered to the Title Agent and the other party, on the day before the Closing Date, and Seller shall deliver possession of the Premises to Purchaser on the Closing Date. Closing shall occur through an escrow with the Title Agent. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Agent to immediately record and deliver the Closing Documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Title Agent shall agree in writing with Seller and Purchaser that (1) recordation of the Deed constitutes its representation that it is holding the Closing Documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (2) release of funds to the Seller shall irrevocably commit it, as agent for the Title Company to issue the Title Policy in accordance with this Agreement. Provided such supplemental Escrow Instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental Escrow Instructions as may be appropriate to enable Title Agent to comply with the terms of this Agreement. All prorations shall be calculated as of the Closing Date and the Closing Date shall be a date of income and expense to the Seller.

               (c) SELLER'S CLOSING DOCUMENTS. At Closing, Seller shall execute, (and if required, acknowledge) and shall deliver the following documents ("CLOSING DOCUMENTS") at its expense:

               (1) A Special Warranty Deed for the Owned Land ("DEED") in recordable form executed on behalf of Seller, conveying to Purchaser the Real Estate and Improvements, subject only to the Permitted Exceptions, as hereinafter defined, in the form of EXHIBIT F attached hereto and incorporated herein by this reference;

               (2) A Special Warranty Assignment and Assumption of the Cissell Lease in the form attached hereto as EXHIBIT K.

               (3) A Special Warranty Bill of Sale making no warranty of condition or fitness, conveying to Purchaser the Personal Property, in the form of EXHIBIT G attached hereto and incorporated herein by this reference;

               (4) An Assignment and Assumption of Contracts assigning and conveying to Purchaser, without warranty or representation except as set forth in this Agreement and EXHIBIT H, the Seller's interest in, to and under the Leases and containing an assumption by Purchaser of the Seller's obligations under the Leases for the Owned Land, from and after the Closing Date (including any obligations relating to security deposits), and Seller's interest in all Service Contracts (which Purchaser elects to assume under this Agreement) pursuant to Paragraph 36 hereof and all Intangible Property in the form of EXHIBIT H attached hereto and incorporated herein by this reference;

               (5) An affidavit sworn by an officer of Seller to the effect that Seller is not a "foreign person" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended, which affidavit shall be in such form as may be prescribed by federal regulations;

               (6) The Title Policy, as hereinafter defined in Paragraph 4(c)(v), for the Owned Land or an unconditional commitment of the Title Company to issue the Title Policy, subject only to the Permitted Exceptions and with the endorsements described in Paragraph 4(c)(v), the base cost of which shall be paid by Seller, provided, however, that, if Purchaser desires any endorsements described in Paragraph 4(c)(v) to such Title Policy, the Purchaser shall pay the cost thereof; the Seller shall cooperate with the Purchaser to obtain deletion of the standard printed title exceptions from Schedule B-2 of the Title Policy, at no cost to either party, provided that Seller shall not be required to incur any obligation other than as set forth in Paragraph 3(c)(7) and Paragraph 4(a)(2)(i) and (ii);

               (7) A Certificate of Authority of Seller evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with this Agreement;

               (8) The Title Company's Standard Lien Affidavit in the form attached hereto as EXHIBIT J;

               (9) An original (or, if Seller does not have an original, a copy and with the exception of originals required to be kept by Seller under Internal Revenue Service regulations, such as purchase invoices, checks, deposit slips, etc.) of all of the Leases, Service Contracts and Intangible Property which are in the possession of Seller or Seller's agents, together with such leasing and property files and records, if any, which are in the possession of Seller or Seller's agents but excepting those documents which are to be delivered to Purchaser pursuant to the provisions of Paragraph 3(c)(12) below. Purchaser shall cooperate with Seller for a period equal to the shorter of (i) five (5) years after Closing, or (ii) for as long as the Purchaser owns the Premises, in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representative access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records pertaining to a period prior to the Closing, which right shall survive the Closing;

               (10) Letters of termination, effective no later than Closing, of those Service Contracts which Purchaser has timely elected not to assume under the provisions of Paragraph 36, including any management agreements affecting the Premises;

               (11) If applicable under local law, or required by the Title Company, a waiver of any lien rights by the company managing the Premises and, if different, the company leasing the Premises for Seller at the time of Closing;

               (12) Any other closing deliveries required of Seller under this Agreement to be made by or on behalf of Seller;

               (13) A letter by which Seller directs its property manager to deliver to Purchaser all books and records of account, contracts, leases and leasing correspondence, receipts for deposits, unpaid bills and other papers or documents which pertain to the Premises together with all advertising materials, booklets, keys and other items, if any, used in the operation of the Premises. The foregoing shall not include (i) any copies (not originals) of any documents of which Purchaser has already received either a copy or the original thereof;
(ii) any originals or copies of documents which have been generated by or for Seller as part of any record keeping or filing obligations imposed on Seller by any governmental agencies, except that Seller shall deliver to Purchaser a copy of all federal tax returns filed by the Seller during its ownership of the Premises, along with a computer disk of this Agreement in WordPerfect format;
(iii) any of the organizational books and records of the Seller as a legal entity; and (iv) any documents in Seller's possession which do not relate directly to the operation of the Premises (including, without limitation, materials prepared for the advertising and marketing of the Premises for sale, listing agreements of the Premises for sale and accounting records prepared for purposes of evaluating the Premises in relation to other assets held by Seller or its affiliated entities). Seller makes no representations regarding such documents or items delivered by the property manager at or after Closing;

               (14)   A counterpart of a closing and proration statement;

               (15) A counterpart of any required real estate transfer declarations, disclosures or forms;

               (16) Evidence of compliance with Colorado withholding tax requirements (including, without limitation, the filing of Forms D1079 and DR1083);

               (17) A letter from Seller advising the tenants and the other parties to the Leases and Service Contracts (which are being assumed by Purchaser) of the assignment of their respective Leases and Service Contracts to Purchaser and, with respect to the Leases, to whom rent is to be paid subsequent to Closing;

               (18) An updated Rent Roll dated as of the Closing Date, certified by Seller as true, correct and complete; and

               (19) A certificate executed by Seller recertifying the representations and warranties set forth in Paragraph 6 below (subject to any modifications allowed under said Paragraph 6) as of the Closing Date.

               (20) A statement of termination, effective no later than the Closing Date, of the Exclusive Leasing Agreement with Integrated Property Management, Inc. dated November 18, 1997, executed by the parties thereto.

               (d) PURCHASER'S CLOSING DOCUMENTS. At Closing, Purchaser, at Purchaser's expense, shall deliver such documentary and other evidence as may be reasonably required by Seller, the Title Agent, or the Title Company evidencing the status and capacity of Purchaser, and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with this Agreement, and shall deliver any other closing deliveries required of Purchaser under this Agreement to be made by or on behalf of Purchaser.

               (e) TENANTS' ESTOPPEL CERTIFICATES. No later than three (3) business days prior to Closing, Seller shall deliver to Purchaser Clean Tenant Estoppel Certificates (as defined below) from tenants occupying at least eighty percent (80%) of the rentable area of the improvements located on the Owned Land and the RCI Parcel, and such eighty percent (80%) must include a Clean Tenant Estoppel Certificate from every tenant that occupies 5,000 or more square feet of the rentable floor area in the Building on the Owned Land as of the date of the Rent Roll delivered on the Closing Date. A "CLEAN TENANT ESTOPPEL CERTIFICATE" shall mean either (i) a statement in the form of EXHIBIT I attached hereto (but from which the applicable tenant may strike Paragraph L thereof, as more fully set forth below), which does not contain any assertion or disclosure by a tenant that there are any defaults by the Seller or that there are any monetary or material nonmonetary defaults by the tenant under any provisions of the applicable lease, or that there are any events which have occurred which, with the passage of time or giving of notice or both, would result in Seller or tenant being in default under such lease; or (ii), if after diligent efforts by the Seller, any tenant refuses to execute an estoppel statement in the form of
EXHIBIT I, an estoppel statement in the form to which the landlord is entitled under the applicable tenant's lease certifying that (a) the lease is in full force and effect, subject only to such modifications (if any) as may be set out therein; (b) the tenant is in possession of the leased premises and paying rent as provided in its lease; (c) the dates (if any) to which rent is paid in advance; and (d) that there are not, to such tenant's knowledge, any uncured defaults on the part of the landlord under such lease.

               Seller shall use diligent efforts to obtain, in each Tenant Estoppel Certificate, Paragraph L of EXHIBIT I; provided that, the fact that a tenant has refused to agree to said provision (and said provision has been stricken by the tenant from the tenant's Estoppel Certificate by striking out or similar deletion) shall not, in itself, mean that the Estoppel Certificate is not a Clean Tenant Estoppel Certificate. The parties understand that, during the process of obtaining the Tenant Estoppel Certificates, if Seller becomes aware of any defaults claimed by any tenants or of any other matters which would prevent any tenant from delivering a Clean Tenant Estoppel Certificate, Seller may attempt to resolve any such claimed defaults or other items, at Seller's cost, in order to obtain a Clean Tenant Estoppel Certificate from such tenant.

               Upon Seller's receipt of a Tenant Estoppel Certificate that is not a Clean Tenant Estoppel Certificate, Seller shall have the right, but not the obligation, to cure any default asserted in the Tenant Estoppel Certificate, and for this purpose Seller, at its option, shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall said adjournment exceed two (2) weeks after the date for Closing set forth in Paragraph 3(a) hereof and in no event shall Seller be entitled to such adjournment unless Seller gives written notice to Purchaser of its election to so extend the Closing not less than two (2) business days prior to Closing.

               If Seller is unable to deliver Clean Tenant Estoppel Certificates for at least eighty percent (80%) of the rentable area under lease in Building on the Owned Land as of the date of the Rent Roll delivered on the Closing Date (including all tenants who have at least 5,000 square feet of rentable floor area) no later than three (3) business days prior to Closing (whether as originally scheduled or as postponed by Seller as required above, taking into account any adjournment allowed by this paragraph), Purchaser may, by written notice given to Seller no later than one (1) business day prior to Closing, extend the Closing Date for two (2) additional weeks in order for Purchaser to determine whether to proceed with this transaction. If on the originally scheduled Closing Date or any postponed Closing Date permitted under this Paragraph 3(e), the Seller is unable to deliver the Clean Estoppel Certificates required under this Paragraph 3(e), Purchaser may then, in its sole discretion, and as its sole remedy, either (i) terminate this Agreement by written notice to Seller on or before such applicable Closing Date in which case the Earnest Money shall be promptly returned to Purchaser and all parties shall be relieved from any further liability hereunder except as provided in Paragraph 39 below; or
(ii), if Purchaser fails to give such notice of termination, Purchaser shall be deemed to have waived its objection to the lack of sufficient Clean Tenant Estoppel Certificates and the parties shall proceed to Closing without reduction in the Purchase Price by reason thereof.

               Seller shall, within five business days after the end of the Due Diligence Period (the "ESTOPPEL REVIEW PERIOD"), prepare and deliver to Purchaser for its review and comment the Estoppel Certificates in the form of
EXHIBIT I, and any such Estoppel Certificates shall be deemed approved by Purchaser (for sending out by Seller to obtain the applicable tenant's signature thereon) unless Purchaser gives Seller written notice of Purchaser's objections thereto within three (3) days after receipt thereof. If this Agreement has not been terminated by Purchaser at the end of the Due Diligence Period, Seller shall deliver the Estoppel Certificates to the tenants promptly after the end of the Estoppel Review Period.

               A Clean Tenant Estoppel Certificate which is not signed by the tenant shall be deemed to be an acceptable Clean Tenant Estoppel Certificate from the tenant if (i) the applicable lease provides that the tenant shall be deemed to have approved an estoppel certificate if such tenant fails to return such certificate within a stated period of time, the tenant does so in fact fail to return or object to such Clean Tenant Estoppel Certificate within the stated period of time, and the Seller provides to the Purchaser evidence of the proper delivery of the Clean Tenant Estoppel Certificate to such tenant showing the start of the applicable time period, or (ii) the applicable lease provides that, in certain circumstances, the landlord under such lease may execute an estoppel certificate on behalf of such tenant, Seller does in fact execute such Clean Tenant Estoppel Certificate and the Seller provides to Purchaser evidence that such certain circumstances have occurred.

               (f) CISSELL ESTOPPEL CERTIFICATE. No later than May 4, 1998 (the "CISSELL ESTOPPEL DEADLINE"), Seller shall deliver to Purchaser a Clean Cissell Estoppel Certificate (as defined below) from the landlords under the Cissell Lease. A "CLEAN CISSELL ESTOPPEL CERTIFICATE" shall mean either (i) a statement in the form of EXHIBIT L attached hereto which does not contain any assertion or disclosure by such landlords that there are any defaults by the Seller under any provisions of the Cissell Lease, or that there are any events which have occurred which, with the passage of time or giving of notice or both, would result in Seller being in default under such lease; or (ii), if after diligent efforts by the Seller, such landlords refuse to execute an estoppel statement in the form of EXHIBIT L, an estoppel statement in the form to which the Seller (as tenant) is entitled under the Cissell Lease certifying that (a) the Cissell Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Cissell Lease, as so modified, is in full force and effect), (b) the date to which rent, security deposit, and other charges are paid in advance, if any, and (c) acknowledging that there are not, to the landlords' knowledge, any uncured defaults on the part of Tenant under the Cissell Lease.

               Seller shall use diligent efforts to obtain a Clean Cissell Estoppel Certificate. Upon Seller's receipt of a Cissell Estoppel Certificate that is not a Clean Cissell Estoppel Certificate, Seller shall have the right, but not the obligation, to cure the default asserted in the Cissell Estoppel Certificate. If Seller is unable to deliver a Clean Cissell Estoppel Certificate no later than the Cissell Estoppel Deadline, Purchaser may then, in its sole discretion, and as its sole remedy, either (i) terminate this Agreement by written notice to Seller on or before one day after the Cissell Estoppel Deadline in which case the Earnest Money shall be promptly returned to Purchaser and all parties shall be relieved from any further liability hereunder except as provided in Paragraph 39 below; or (ii), if Purchaser fails to give such notice of termination by such date, Purchaser shall be deemed to have waived its objection to the lack of the Clean Cissell Estoppel Certificate and the parties shall proceed to Closing without reduction in the Purchase Price by reason thereof. If Seller is able to obtain a Clean Cissell Estoppel Certificate, Seller shall deliver the Cissell Estoppel Certificate to the Purchaser promptly after the end of the Cissell Estoppel Deadline.

     4.   CONDITIONS TO CLOSING.

          (a) In addition to all other conditions to the completion of the transaction described in this Agreement, Seller and Purchaser agree that the closing of this sale and purchase is subject to satisfaction, approval or waiver by Purchaser in its sole discretion of the following conditions on or before April 20, 1998. (the end of the "DUE DILIGENCE PERIOD"):

               (1) Inspection and approval of the physical condition and use of the Premises. For the purpose of conducting non-destructive physical inspections, Seller agrees to provide Purchaser and its authorized agents a continuing right of reasonable access to the Premises at all reasonable times during the Due Diligence Period upon at least twenty-four (24) hours' prior written notice to Seller, and provided that a representative of Seller may accompany Purchaser during all such inspections. Purchaser hereby agrees to indemnify Seller and hold Seller, Seller's agents and employees and the Premises harmless from and against any and all losses, costs, damages, claims or liabilities including, but not limited to, mechanic's and materialmen's liens and reasonable attorney's fees, arising out of or in connection with Purchaser's access to or entry upon the Premises under this Paragraph 4(a)(1). Purchaser's indemnity and hold harmless agreements pursuant to this Paragraph 4(a)(1) shall survive the termination or expiration of this Agreement by Closing or otherwise.

     During the pendency of this Agreement, Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Premises and any office where the records of the Premises are kept for the purpose of examining and making copies of all books and records and other materials relating to the Premises in Seller's or its property manager's possession. Purchaser shall have the right to conduct "walk-throughs" of the Premises before the Closing upon appropriate notice to tenants as permitted under the Leases. Purchaser may make inquiries to the Asset Managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries.

     During any access to the Premises, or by telephone conference call, the Purchaser shall have the right to interview tenants, but only if Purchaser is accompanied by or on the telephone call with one of the Asset Managers of Seller (as defined in Paragraph 6 below) and Purchaser shall not take any actions which disrupt the peaceable possession by any tenant of its leased space or the peaceful continuation of such tenant's Lease.

               (2) Inspection and approval of the following documents ("DISCLOSURE DOCUMENTATION"):

               (i) a title commitment issued by Title Company for the Owned Land and Cissell Leasehold dated as of or after March 1, 1998 (the "TITLE COMMITMENT"), with such Title Commitment evidencing all matters affecting record title to the Owned Land and Improvements and binding the Title Company to issue promptly after Closing to Purchaser the Title Policy (as more fully defined in Paragraph 4(c)(v) below), in an amount equal to the Purchase Price for the Owned Land and its Improvements, together with copies of all instruments referenced in Schedule B of the Title Commitment;

               (ii) any existing survey of the Premises and Improvements in Seller's possession as of the execution hereof, including that certain survey issued by R & R Engineer-Surveyors, Inc, dated March 30, 1998, Job No. IP818 (collectively the "SURVEY");

               (iii) copies of all evidence of any Intangible Property in Seller's possession;

               (iv) plans and specifications for the Premises in Seller's possession, if any, including, without limitation, as-built drawings, if any;

               (v) the operating statements for the Premises for the last three (3) calendar years as well as the calendar quarters immediately preceding the date of this Agreement, which shall not contain any intentional misrepresentation of facts or omission of facts;

               (vi) copies of all service agreements and management agreements ("SERVICE CONTRACTS") relating to the Premises;

               (vii) copies of all certificates of occupancy relating to the Premises in Seller's possession, if any;

               (viii) copies of all of the following documents, if any, to the extent they exist and are in Seller's possession, but excluding any documents which are privileged: engineering reports; soils reports and maintenance reports and environmental reports relating to the Premises (provided that, if Seller withholds any of such documents on the basis of privilege, Seller shall, along with delivery of the other Disclosure Documentation, deliver notice to Purchaser of the existence of the document and the claim of privilege; provided that, if no such notice is delivered, Seller shall be deemed to represent that it has delivered or made available to Purchaser all documents relating to the ownership, use or operation of the Premises in Seller's possession or control except for any direct correspondence between Seller and its legal counsel, and such counsel's work product);

               (ix) a list of all vendors for the Premises including their telephone numbers;

               (x) a list of all warranties known to Seller and currently in effect with respect to the Premises, if any;

               (xi) all books and records maintained by Seller with respect to the Premises ("BOOKS");

               (xii) Seller's existing so-called "Phase I Environmental Review" for the Premises and any other environmental reports of the Premises in Seller's possession (hereinafter collectively defined as the "REPORT");

               (xiii) a copy of all the Leases and whatever is denoted as an addendum, modification, amendment or rider thereto, and a current statement showing all of the existing Leases, the applicable suite numbers, their current rental status, the square footage, the current monthly Base Rent and Operating Expense Escalations, security deposits held, name of tenant and expiration date (along with any other informational notes which Seller may elect to add to the Rent Roll, as defined in Paragraph 6 below); and

               (xiv) copies of Seller's certificates of insurance for the Premises, and any notices requiring correction of defects received from Seller's insurance carriers relating to the Premises.

     On or before March 19th, 1998, the Seller provided a copy for Purchaser's use of the Disclosure Documentation mentioned above (excluding subparagraphs iv, v, viii, and ix, copies of which were made available to Purchaser at Seller's office). On or before March 15th, 1998, the Seller shall caused the Title Company to deliver the Title Commitment (together with copies of all instruments referenced in Schedule B of the Title Commitment) to Purchaser. Seller makes no representations or warranties with respect to such documents or information, including the accuracy thereof, except as is specifically set forth in this Agreement and the exhibits forming a part hereof.

     In the event the Purchaser determines in its sole and absolute discretion that it does not wish to purchase the Premises, then Purchaser may terminate this Agreement by giving written notice (the "TERMINATION NOTICE") to Seller no later than 5:00 p.m. Mountain Time on the last day of the Due Diligence Period. If Purchaser fails to give the Termination Notice to Seller prior to 5:00 p.m. Mountain Time on the last day of the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement based on this Paragraph 4(a) contingency and the parties shall proceed to Closing. In the event Purchaser's Termination Notice is timely received by Seller, the Earnest Money shall be released to the Purchaser by the Title Agent (except as noted below), both Seller and Purchaser shall be released and discharged from all further obligations under this Agreement, and neither Seller nor Purchaser shall be subject to any claim by the other for damages of any kind except as provided in Paragraph 39 below.

     (b)  CONFIDENTIALITY.   Without the prior written consent of Seller, unless
and until the Closing has occurred for this transaction, Purchaser shall hold in strictest confidence all data and information delivered to Purchaser by Seller pursuant to this Agreement whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others unless required by applicable law or the terms of the organizational documents for Purchaser in which case such information may be made known to investors in Purchaser; provided, however, that it is understood and agreed that Purchaser may disclose, for the sole purpose of evaluating and consummating this transaction, such data and information to its employees, consultants, lenders, accountants and attorneys, and any other person or entity which Purchaser anticipates will invest in the Premises and as necessary to conduct its investigation; provided further that Purchaser shall instruct each person to whom Purchaser discloses such information that such information is to be held in strictest confidence and Purchaser shall act as guarantor of the confidentiality of all information contained in the Rent Roll, the Leases and the Lease files and shall be responsible for all loss and/or damages incurred by Seller as a result of any unauthorized disclosure or use of such information by Purchaser's employees, consultants, vendors, agents, and subcontractors or other entities to
whom Purchaser provided said information.   Such information does not include
information which (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its representatives, (ii) was or becomes available to Purchaser on a non-confidential basis from a source other than the Seller, provided that, to Purchaser's knowledge, such source is not prohibited from disclosing such information to Purchaser by a contractual, legal or fiduciary obligation to the Seller, or (iii) was within Purchaser's possession prior to its being furnished to Purchaser by or on behalf of the Seller or is independently developed by Purchaser.

     (c) CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE. In addition to all other conditions set forth herein, the obligation of Purchaser to consummate the transaction contemplated hereunder shall be contingent upon the following:

          (i) The Seller's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

          (ii) As of the Closing Date, the Seller shall have performed its obligations hereunder and all deliveries to be made by the Seller at Closing have been tendered;

          (iii) As of the Closing Date, no action or proceeding by or before any governmental authority shall have been instituted or threatened (unless dismissed, settled or otherwise terminated prior to Closing) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement;

          (iv) As of the Closing Date, Seller shall not be in material default under any Service Contract to be assigned to, or obligation to be assumed by, Purchaser under this Agreement;

          (v) At Closing, the Title Company shall deliver to Purchaser an ALTA Owner's Policy of title insurance in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Owned Land and as owner of the Cissell Leasehold in the real property which is subject to Cissell Lease, subject only to the Permitted Exceptions (the "TITLE POLICY") or an unconditional written commitment to issue same promptly after Closing, on, if the Title Company agrees, ALTA Form Revised 10-17-70 and 10-17-84 or current form with the creditors' rights exclusion deleted, and with ALTA General Exceptions 1 through 5 on Schedule B-2 deleted, and with the following amendments or endorsements, if available: (1) the exception for parties in possession shall be limited to tenants in possession as tenants only under the Leases without any option to purchase or acquire an interest in the Premises; (2) owner's comprehensive; (3) access; (4) survey (accuracy of survey); (5) location (survey legal matches title legal); (6) separate tax lot; (7) legal lot;
     (8) zoning 3.1, with parking and loading docks; and (9) such other endorsements as Purchaser may require during the Due Diligence Period based on its review of the Title Commitment and Survey; provided that Purchaser shall be obligated to pay for all costs for and associated with all such modifications, deletions and endorsements to the Title Policy, and provided further that Seller agrees (as provided above) to execute the Title Company's Standard Lien/Owner's Affidavit and otherwise to cooperate with Purchaser to obtain the deletion of the creditors' rights exclusion, the deletion of Exceptions 1 through 5 on Schedule B-2 and the other endorsements set forth in this paragraph, but shall have no obligation to incur any expense in order to obtain same. Prior to the end of the Due Diligence Period, Purchaser shall determine from the Title Company the form of the Title Policy, and all modifications, deletions and endorsements thereof, which the Title Company is willing to issue (based on the Standard Lien/Owner's Affidavit to be signed by Seller, and based on such other documents and fees and costs to be provided by Purchaser) and, unless Purchaser terminates this Agreement under the provisions of Paragraph 4, Purchaser shall, after the Due Diligence Period, not be entitled to terminate this Agreement as a result of an inability to obtain any deletion of any provision of, modification of or endorsement to the base Title Policy;

          (vi) The Clean Tenant and Cissell Estoppels are delivered pursuant to Paragraphs 3(e) and (f); and

          (vii) As of the Closing Date, the aggregate rentable area of Leases under which a Prohibited Default exists shall not exceed five percent (5%) of the rentable area covered by Leases in the Rent Roll delivered on the Closing Date. A "PROHIBITED DEFAULT" (i) shall mean any monetary breach by any tenant in excess of Five Hundred Dollars ($500.00), regardless of whether the Seller has given such tenant any notice required under the applicable lease; (ii) shall mean any nonmonetary breach of any lease by a tenant which remains uncured for a period of a thirty (30) days after its due date, regardless of whether notice thereof has been given by Seller to such tenant; but (iii) shall not include any breach, monetary or non-monetary, by any tenant whose lease is of less than one thousand (1,000) rentable square feet. A monetary breach (i) shall not be deemed to exist under any lease if the amount due is less than Five Hundred Dollars ($500.00), unless there are more than five (5) tenants who are each in default in an amount less than Five Hundred Dollars ($500.00), in which case every other tenant who is in default by an amount of under Five Hundred Dollars ($500.00) shall be counted as a tenant with a monetary breach, and (ii) shall not include a failure of any tenant to pay any claims by the Seller for reimbursement of costs incurred by Seller in excess of a tenant-finish allowance or similar one-time charges claimed by the Seller under the applicable lease.

     If any condition to Purchaser's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date or other applicable date, Purchaser may, in its sole discretion and as its sole remedy, terminate this Agreement by delivering written notice to the Seller on or before the Closing Date or other applicable date, or Purchaser may elect to close, notwithstanding the non-satisfaction of such condition, in which event the Purchaser shall be deemed to have waived any such condition. If Purchaser elects to terminate, without any Purchaser default, under any of the contingencies provided to Purchaser under this Agreement, Purchaser shall be entitled to the prompt return of the Earnest Money from the Title Agent, and all parties hereto shall be relieved of all further obligations hereunder except for those provided under Paragraph 39 below.

     5. PERMITTED TITLE EXCEPTIONS. If Purchaser does not timely deliver a Termination Notice, the Premises shall be conveyed to Purchaser by Seller subject to the following title matters (collectively the "PERMITTED EXCEPTIONS"):

     (a) All matters identified on the Title Commitment, except (i) those items to which Purchaser has objected during the Due Diligence Period and which Seller has agreed, in a writing signed by Seller and Purchaser before the end of the Due Diligence Period, to cure, and (ii) mechanic's liens, deeds of trust, mortgages and recorded U.C.C. security interests;

     (b)  Those matters set forth on EXHIBIT B attached hereto;

     (c) All matters set forth on the Survey and all matters which are otherwise apparent upon an inspection of the Owned Land and Improvements, except those items to which Purchaser has objected during the Due Diligence Period and which Seller has agreed, in a writing signed by Seller and Purchaser before the end of the Due Diligence Period, to cure;

     (d) Building restrictions, zoning regulations and all other applicable laws heretofore or hereafter adopted by any municipal or other public authority relating to the Premises;

     (e)  Taxes and assessments not yet due and payable;

     (f)  Any matters arising by, through or under Purchaser; and

     (g)  The Leases.

     Judgment liens, tax liens and other monetary encumbrances which encumber the Premises to be conveyed by Seller to Purchaser hereunder shall in no instance constitute Permitted Exceptions and Seller shall cause same to be released at or prior to Closing.

     6.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     (a) The Seller represents and warrants to Purchaser that as of the date hereof and as of the Closing Date, with regard to Seller and the Premises:

          (i) The Seller is a limited liability company duly organized and validly existing under the laws of the State of Colorado and authorized to transact business in the State of Colorado, and the execution and delivery by Seller of and Seller's performance under this Agreement are within Seller's powers and have been duly authorized by all requisite action.

          (ii) This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. To the best knowledge of the Seller, there is not now pending (unless such action has been filed in court but never served on the Seller) or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against the Seller, or affecting the Premises that would prevent Seller from performing its obligations hereunder or against or with respect to the Premises including without limitation, condemnation or similar actions or relating to Environmental Claims (as defined in Paragraph 37).

          (iii) To the best of Seller's knowledge, Seller has not received notice from any governmental authority regarding property tax increases or special assessments involving the Premises not reflected in the most recent tax notice for the Premises.

          (iv) Except as set forth on the Rent Roll attached hereto as EXHIBIT M (the "RENT ROLL") or as allowed under Paragraph 8.2 below; (a) there are no Leases or other agreements for occupancy in effect with respect to the Premises, (b) there are no persons in possession or occupancy of the Premises, or any part thereof, nor are there any persons who have possessory rights with respect to the Premises or any part thereof; (c) no rent under such Leases has been overpaid or prepaid in excess of one (1) month; (d) there are no rent arrearages or delinquencies or uncured material defaults on the part of any party to any of such Leases except as allowed under Paragraph 4(c)(vii); (e) there are no security deposits, tax deposits or operating expense deposits under such Leases; (f) there are no current tenant improvement performance obligations or tenant credits due with respect to any such Leases except as set forth in the Leases and other due diligence documentation to be delivered hereunder; (g) to the best of Seller's knowledge, no uncured default by Seller exists on its obligations as the landlord under the Leases; and (h) the Rent Roll is true, correct and complete.

          (v) The Leases have not been modified, except as is disclosed in the Rent Roll or in the Lease files which have been made available to Purchaser under Paragraph 4(a)(2), or as allowed under Paragraph 8.2.

          (vi) Except as otherwise disclosed on the Rent Roll, the Seller does not have any actual knowledge of a default by any tenant or the existence of an act or omission by any tenant which, with the passage of time or the giving of notice or both, would constitute a default by such tenant; provided that this representation shall be enforceable only by the parties to this Agreement and shall not be deemed to be enforceable by any tenant of the Premises.

          (vii) Seller has not assigned its interest in any of the Leases to any third parties, and the copies of the Leases provided to the Purchaser as part of the Disclosure Documentation are complete and accurate in all material respects.

          (viii) There are no currently effective service contracts, maintenance agreements, or other agreements with respect to the Premises except as set forth in EXHIBIT C or as allowed under paragraph 8 below.

          (ix) All notices and documents in Seller's possession with respect to the physical and environmental condition of the Premises, and all documents in Seller's possession with respect to violation by the Premises of zoning and building laws will be made available to Purchaser as part of Seller's Disclosure Documentation.

          (x) Except as set forth in EXHIBIT L, or as provided in Paragraph 8.2, or as shown in the Lease files made available to the Purchaser, there are no leasing commissions due, nor will any become due, as a result of any agreement entered into by Seller in connection with any Lease or any renewal or extension or expansion of any Lease, and no written agreement with any party exists with Seller as to the payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants.

          (xi) Seller has not received any notice of and has no actual knowledge (with no duty to investigate) of violations or alleged violations of any laws, rules, regulations or codes, including without limitation zoning and building codes, with respect to the Premises which have not been corrected to the satisfaction of the issuer of the notice. Seller has no actual knowledge, without a duty to investigate, of any violation of Environmental Laws related to the Premises or the presence or release of Hazardous Materials on or from the Premises of any federal or state liens as referenced under CERCLA and any other applicable environmental laws that have attached to the Premises, except as disclosed in the Seller's Disclosure Documentation. (a) Seller has not conducted or authorized the generation, transportation, storage, treatment or disposal at or from the Premises of any Hazardous Materials in violation of any applicable Environmental Laws (as such terms are defined in Paragraph 37); (b) to the best of Seller's knowledge, no portion of the Premises lies within an area which constitutes a "wetland" or protected area subject to the jurisdiction of the United States Army Corps of Engineers or any federal, state or local administrative agency; and (c) to the best of Seller's knowledge, no underground storage tanks are located on the Premises; provided that Seller affirmatively states that there is an underground wastewater sump.

          (xii) The Premises is an independent unit which does not now rely on any facilities (other than facilities covered by easements appurtenant to the Premises or facilities of municipalities or public utilities) located on any property that is not part of the Premises to fulfill any municipal or other governmental requirement, or for the furnishing to the Premises of any essential building systems or utilities. No other building or other property that is not part of the Premises relies upon any part of the Premises to fulfill any municipal or other governmental requirement, or to provide any essential building systems or utilities.

          (xiii) Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, and the Leases, Service Contracts, commission agreements and Lease agreements made available to Purchaser, there are no contracts or agreements to which Seller or its agent is a party, which would be binding on the Premises or the Purchaser after Closing regarding the Premises.

          (xiv) Seller has fee simple title to the Owned Land, and good and marketable title to the Cissell Leasehold. Seller has no knowledge of any person or entity with any right of first refusal, option or similar rights to acquire any interest in the Owned Land, the Cissell Leasehold or any part thereof, and Seller has not granted such a right to any party.

          (xv) To the best of Seller's knowledge (with no duty to investigate)
(a) the obligations of Seller or the Premises with regard to all applicable covenants, easements, and restrictions against the Premises have been and are being performed in a proper and timely manner; (b) Seller is not currently in default under judicial order, judgment or decree relating to the Premises; and
(c) no conditions or circumstances exist which, with the giving of notice or passage of time, or both, would constitute a default or breach with respect to any of the foregoing in (a) or (b) above.

          (xvi) The Owned Land is taxed under its own separate tax identification number(s) and no other land is taxed under such number(s).

          (xvii) Seller states that there is a confusion or dispute between the Seller and the tenant under the RCI Lease involving a strip of land along the north side of the real property covered by the Cissell Lease and such confusion or dispute relates to whether the RCI Lease covers the land on which some of the covered drive-up windows for the bank building are located.

     In the event that, prior to the Closing of this transaction, Seller obtains actual knowledge of any fact or circumstance which would make any of the foregoing representations or warranties untrue, Seller shall disclose such information to Purchaser, and Purchaser's sole remedy for such breach shall be, by notice to Seller before the Closing, to terminate this Agreement, subject to the provisions of Paragraph 39 below, and obtain a refund of the Earnest Money, together with all interest thereon. In the event that, prior to Closing, Purchaser obtains actual knowledge of any fact or circumstance which would make any of the foregoing representations or warranties untrue, Seller's representation and warranty regarding such fact shall be deemed to be modified by such fact or circumstance and Purchaser may terminate this Agreement by notice to Seller before the Closing and obtain a refund of the Earnest Money or, if Purchaser elects not to terminate this Agreement pursuant to this paragraph, Purchaser shall be deemed to have accepted such representation and warranty as modified by such facts and circumstances.

     (b) The representations and warranties of Seller set forth in this Paragraph 6 hereof shall survive Closing only for a period of twelve (12) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which was set forth in the Disclosure Documentation or was otherwise known to Purchaser prior to the end of the Due Diligence Period, and (ii) unless the valid claim for any single claimed breach equals Ten Thousand and 00/100 Dollars ($10,000.00) or more, or the valid claims of all such breaches collectively and in the aggregate equal more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (in which event the full amount of such claims shall be actionable). No claim for a breach of any representation or warranty, except for those set forth in subparagraphs 6(a)(ii) and (iii), shall be actionable or payable unless written notice thereof containing a description of the specific nature of such breach shall have been given to Seller within twelve (12) months after the Closing Date and the lawsuit for such breach shall have been filed prior to the expiration of sixteen (16) months after Closing. No claim for a breach of a representation or warranty set forth in subparagraphs 6(a)(ii) and
(iii) shall be actionable or payable unless written notice thereof containing a description of the specific nature of such breach shall have been given to Seller and the lawsuit for such breach shall have been filed prior to the expiration of twelve (12) months after Closing.

     (c) For purposes of this Agreement, the term "ASSET MANAGERS" of Seller shall mean only Loren Snyder, Pauline Wooster and Carrie Parker, and the knowledge of Seller shall be limited to the actual knowledge (with no duty to investigate) of such Asset Managers.

     (d) DISCLAIMER. EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED (i) IN THIS AGREEMENT, (ii) IN THE EXHIBITS ATTACHED HERETO, (iii) IN ANY DOCUMENT WHICH WAS (a) GENERATED BY SELLER OR BY INTEGRATED PROPERTY MANAGEMENT, INC., IN ITS ROLE AS PROPERTY MANAGER OF THE PREMISES FOR THE SELLER, DURING SELLER'S PERIOD OF OWNERSHIP (BUT NOT ANY INCLUDING DRAFT DOCUMENT AND NOT INCLUDING ANY DOCUMENT GENERATED BY ANY AGENT OF SELLER OR INTEGRATED PROPERTY MANAGEMENT, INC.), AND (b) PART OF THE DISCLOSURE DOCUMENTATION MADE AVAILABLE BY SELLER TO PURCHASER, (iv) IN ANY DOCUMENT EITHER GENERATED AND DELIVERED OR EXECUTED BY SELLER AT CLOSING, PURCHASER DOES HEREBY WAIVE AND SELLER DOES HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE PREMISES, WHETHER EXPRESSED OR IMPLIED, INCLUDING BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF MARKETABILITY, MERCHANTABILITY OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, TENANTABILITY, HABITABILITY, AND USE INCLUDING, WITHOUT LIMITATION, ANY AND ALL REPRESENTATIONS AND WARRANTIES RELATING TO THE PREMISES, THE QUALITY, VALUE, PHYSICAL ASPECTS OR CONDITION THEREOF, ANY DIMENSIONS OR SPECIFICATIONS OF THE PREMISES, THE FEASIBILITY, DESIRABILITY, CONVERTIBILITY OF THE PREMISES FOR OR INTO ANY PARTICULAR USE, THE CURRENT OR PROJECTED INCOME OR EXPENSES OF THE PREMISES, COMPLIANCE BY THE PREMISES WITH ANY APPLICABLE GOVERNMENTAL LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, BUILDING AND ZONING CODES, THE SOIL CONDITIONS OF THE PREMISES, WHETHER THE PREMISES IS SERVED BY SUFFICIENT UTILITIES INCLUDING, WITHOUT LIMITATION, WATER, SEWER, GAS, ELECTRIC AND TELEPHONE SERVICE, AND THE COMPLIANCE, IF ANY, BY THE PREMISES WITH ANY ENVIRONMENTAL REQUIREMENTS, AND ANY OTHER MATTER WITH RESPECT TO THE PREMISES. For purposes of this paragraph, the term "draft document" shall mean either (i), if there is a document of which there are several dated versions, only the document with the latest date shall be considered the final document and all earlier versions shall be deemed to be "draft documents", and (ii) if a document is one which provides for initials or signature, all such documents which do not bear all required initials and signature(s) shall be deemed draft documents. Seller agrees to cooperate reasonably with Purchaser during the Due Diligence Period in order to identify final documents.

     7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     (a) Purchaser represents and warrants to Seller that, as of the Effective Date and as of Closing:

          (i) Purchaser is a Delaware Limited Partnership in good standing, and the execution and delivery by Purchaser of and Purchaser's performance under this Agreement are within Purchaser's powers and have been duly authorized by all requisite action. On or before the Closing, Purchaser shall qualify to do business in Colorado.

          (ii) Purchaser has the full right, power and authority to purchase the Premises as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder has been, or by the Closing, will have been, taken. The person(s) signing this Agreement on behalf of Purchaser is authorized to do so.

          (iii) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending or threatened against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

     The representations and warranties of Purchaser set forth in Paragraph 7 shall survive Closing for a period of one (1) year.

     8.   SELLER'S COVENANTS.

     8.1 Between the Effective Date of this Agreement and the earlier of the Closing or any other termination of this Agreement, the Seller shall:

          (a) Maintain the Premises in its present condition, ordinary wear and tear excepted;

          (b) Maintain all casualty, liability and hazard insurance currently in force with respect to the Premises;

          (c) Enter into Service Contracts with respect to the Premises, in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Premises in the same manner as prior to the date hereof; provided, however, that, after the Effective Date, Seller shall not enter into any new Service Contract that cannot be terminated without penalty on the earlier of thirty (30) days after notice, or the Closing Date;

          (d) Use reasonable efforts (but without obligation to incur any cost or expense paid to tenants) to obtain and deliver to Purchaser the Clean Tenant Estoppel Certificates required prior to Closing required under Paragraph 3(e).

          (e) Not remove any Personal or Intangible Property the title to which, under the terms of this Agreement, is to be conveyed to Purchaser by Seller at Closing, unless it is replaced with a comparable item of equal quality and quantity as existed at the time of such removal;

          (f) Not enter into any contracts or letters of intent to sell the Premises;

          (g) Use reasonable efforts to operate the Premises in a manner consistent with current practices and in compliance with all applicable laws, and perform its obligations under the Leases; and

          (h) Not perform or permit any act which would prevent Seller's full performance of its obligations hereunder.

     8.2 Between the Effective Date and the earlier of (i) the end of the Due Diligence Period or (ii) any other termination of this Agreement, Seller shall not enter into any new leases or lease renewals without Purchaser's written approval unless they are for a term of three (3) to five (5) years, with a minimum effective rental rate of $19.00 per rentable square foot per year (after taking into account any rent abatements or concessions granted under such Lease), a 1998 Base Year for Operating Expenses, a Tenant Improvement Allowance not to exceed $1.00 per rentable square foot per year, and being on the 400 South Colorado Boulevard Standard Form Agreement (collectively referred to as the "PRE-APPROVED LEASE STANDARDS"). Seller shall have no obligation to obtain Purchaser's consent for any new Lease which meets the Pre-Approved Lease Standards. Any changes to the 400 South Colorado Boulevard Standard Form Agreement must be approved in writing by Purchaser, which approval shall not be unreasonably withheld or delayed. Purchaser's consent shall be deemed to have been given if Purchaser fails to object to any proposed lease, lease amendment or standard lease form modifications within five (5) days after receiving written notice thereof from Seller. Once the Earnest Money has become non-refundable to Purchaser (except in the event of either a default by Seller or the failure of a condition precedent to Purchaser's obligations to close), Seller shall not enter into any new leases without Purchaser's written approval, which shall be in Purchaser's sole discretion. Within three (3) business days after Seller enters into any Lease which complies with the Pre-Approved Lease Standards, Seller shall provide a copy of same to Purchaser.

     At Closing, Purchaser shall reimburse Seller for all New TI Obligations (as hereafter defined), other tenant inducement costs, leasing commissions (including the leasing fees and commissions of the Premises managing agent) and other expenses incurred by Seller pursuant to a new or renewal Lease properly entered into by Seller pursuant to this paragraph after March 6, 1998.

     9. DELIVERY OF DUE DILIGENCE INVESTIGATION REPORTS. Purchaser hereby covenants with Seller that, on or before Closing, Purchaser shall furnish to Seller copies of all third party physical reports which have been prepared for Purchaser by third parties and which have been received by Purchaser or its agents in connection with any inspections of the Premises conducted by Purchaser prior to the Closing Date under this Agreement (including, specifically, without limitation, any reports analyzing compliance of the Premises with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. Section 12101, ET SEQ., if applicable). Purchaser hereby irrevocably waives any claim against Seller for any cleanup, recovery or similar costs arising from the presence of Hazardous Materials (as defined in Paragraph 37) on the Premises (i) which were discovered by or made known to Purchaser prior to or during the Due Diligence Period, or (ii) which were not caused by an event which took place during Seller's period of ownership of the Premises.

     10. PRORATIONS. Before Closing, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments shown under Paragraph 10(b) and (c) below. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as of the Closing Date, and the Closing Date shall be a date of income and expense to the Seller:

     (a) TAXES. All real estate taxes for 1998 (due and payable in 1999), and the current installment of special assessments not yet due and payable shall be prorated as of the Closing Date on the basis of the most recent ascertainable taxes and assessments. Prior to or at Closing, Seller shall pay or have paid all real estate tax bills and special assessments which are due and payable prior to the Closing Date and shall furnish evidence of such payment to Purchaser and Title Company. Personal property taxes not yet due and payable relating to the Personal Property shall be prorated as of the Closing on the basis of the most recent ascertainable taxes and assessments. The taxes prorated under this paragraph shall be reprorated within thirty (30) days after Purchaser's receipt or Seller's submission of the final tax bill(s) for calendar year 1998.

     (b) RENT. Tenant Base Rent and other income under the Leases (including any additional rent attributable to insurance, taxes, common area maintenance and other operating and building expenses which are passed through to tenants under the Leases - i.e. - (collectively, the "PASS-THROUGH EXPENSES") shall be apportioned as of the Closing Date to the extent such amounts have been collected by such date, and shall be set forth in the Closing Statements. Purchaser shall receive a credit for any Base Rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. If Seller collected estimated prepayments of Pass-Through Expenses in excess of any tenant's share of such expenses, then if the excess can be determined by the Closing, Purchaser shall receive a credit for the excess or, if the excess cannot be determined at Closing, Purchaser shall receive a credit based upon the parties' reasonable estimate, and such Closing adjustment shall be deemed to be final. In either event, Purchaser shall be responsible for crediting or repaying those amounts to the appropriate tenants at the time of final reconciliation of such amount. If Seller collected estimated prepayments of Pass-Through-Expenses that can be reasonably determined, as of the Closing, to be less than any tenant's share of such expenses, Seller shall receive a credit for the underbilled amounts or, if the underbillings cannot be determined at closing, Seller shall receive a credit based on the parties' reasonable estimate, and such Closing adjustment shall be deemed to be final. In such event, Purchaser shall be responsible for collecting any amounts due from the appropriate tenants at the time of final reconciliation of such amounts.

     (c) UNCOLLECTED RENTS. Except as set forth in the preceding paragraph, Uncollected rent and other uncollected income shall not be prorated at Closing, but all rent that is due but unpaid for the period prior to and including the Closing Date shall be accounts receivable retained by Seller. After Closing, Purchaser shall apply all rent and income collected by Purchaser from a tenant, unless the tenant properly identifies the payment as being for a specific item other than rent, first to such tenant's rental obligations for the period after Closing and then to arrearages for periods prior to the Closing. Purchaser shall promptly remit such amounts, holding same in trust and promptly remitting to Seller, after deducting a prorated share of any reasonable collection costs actually paid by Purchaser to third parties, any rent properly allocable to Seller's period of ownership. Purchaser shall bill and attempt to collect such rent arrearages of tenants in possession in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. After Closing, Seller shall not have the right to seek collection directly from any tenant in possession of any rents or other income allocable to any period before or including the Closing by judicial action nor shall it have any right to evict any such tenants, terminate their leases or disturb their possession. Any rent or other income received by Seller after Closing which is owed to Purchaser shall be held in trust, and remitted to Purchaser promptly after receipt.

     (d) SERVICE CONTRACTS. If, prior to Closing, Seller has prepaid any amounts under any Service Contracts which are assumed by Purchaser which apply to the period after Closing, Seller shall receive a credit therefor at Closing but not for more than thirty (30) days' prepayment. Seller shall be responsible to pay all amounts due directly to the vendors under all Service Contracts for the period prior to and including the date of Closing, and shall provide evidence thereof at Closing, and shall indemnify, save, hold harmless and defend Purchaser from any liability thereon, and this indemnification obligation shall survive Closing. Purchaser shall indemnify, save, hold harmless and defend Seller from any liability on any Service Contracts for any amounts or liabilities which first arise after Closing, and this indemnification obligation shall survive Closing.

     (e) UTILITIES. The Seller shall cause the meters, if any, for utilities to be read on the day on which the Closing Date occurs, and to pay the bills rendered on the basis of such readings; provided that the Seller may make arrangements for payment thereof through the Title Agent at Closing. Purchaser shall cause the utilities to be placed in its name for the period starting on the day after Closing. Seller shall pay directly (or through the Title Agent) all final bills for utilities through the date of Closing and shall indemnify Purchaser therefrom. Purchaser shall indemnify Seller for any utility bills arising out of the period after Closing. If the Seller is unable to terminate utility service as of the date of Closing, then adjustment at Closing therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days before the Closing Date; and such adjustments shall be prorated when the next utility bills are received.

     The purpose and intent of the provisions with respect to prorations set forth herein is that the Seller shall bear all expenses of ownership and operation of the Premises (including risks and losses due to Tenant payment delinquencies) and shall receive all income therefrom accruing through midnight of the day of Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter. Except for the provisions regarding taxes (and utility bills if service cannot be transferred to Purchaser's name on the day after Closing), all of the prorations described in this Paragraph 10 shall be deemed to be final and the provision of this paragraph shall survive the Closing or termination of this Agreement.

     (f) LEASING COMMISSIONS. Seller shall pay the leasing commissions for any Leases that commence prior to March 6, 1998 (excluding, however, contingent commissions for such Leases that will become due and payable after the Closing Date as a result of the exercise of an extension or expansion right subsequent to the Closing Date, for which Purchaser shall be responsible). Seller and Purchaser shall prorate any leasing commissions for Leases entered into (or renewed, expanded, or extended) after March 6, 1998 and prior to the Closing Date based on the portion of the term of such Lease prior to the Closing Date.

     (g) TENANT IMPROVEMENTS AND ALLOWANCES. Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), legal fees (not to exceed $2,500 per lease or lease renewal), tenant allowances, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (1) Leases in place as of (i.e. - entered into before) March 6, 1998 (collectively referred to as the "EXISTING TI OBLIGATIONS"), or (2) Leases or amendments entered into after March 6, 1998, pursuant to Paragraph 8, or renewals or expansion rights properly exercised after March 6, 1998 ("NEW TI OBLIGATIONS").

          (i) EXISTING TI OBLIGATIONS. If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then such unpaid costs shall be credited to Purchaser at Closing in the maximum amount of such costs, subject to refund by Purchaser if such amounts are not fully paid to or utilized by the applicable tenant. After Closing, Purchaser shall be responsible for completing and paying for such Existing TI Obligations.

          (ii) NEW TI OBLIGATIONS. At Closing, Purchaser shall reimburse Seller for the Pre-Closing Share (as defined below) of all New TI Obligations paid for by Seller prior to Closing, and Purchaser shall receive a credit from Seller equal to the Pre-Closing Share of any New TI Obligations which, as of Closing, have not been paid for by Seller. The "PRE-CLOSING SHARE" of any New TI Obligations with respect to any Lease shall mean the total amount of the New TI Obligations for a Lease divided by the total number of months in the applicable Lease, and then multiplied by the number of months from the beginning of rent payments under such Lease until the date of Closing. At Closing, Purchaser shall assume the obligation to perform and pay for all unpaid and/or unperformed New TI Obligations.

          (iii) CHANGE ORDERS. Seller shall not agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications which increases the landlord's cost with respect to New TI Obligations without Purchaser's prior written approval, which approval shall not be unreasonably withheld or delayed.

          (iv) EVIDENCE OF PAYMENT. At Closing, Seller shall provide evidence of payment of Existing TI Obligations or evidence reasonably satisfactory to establish the escrow necessary for the payment of Existing TI Obligations after Closing, and shall provide evidence of any payments made
     or debts incurred by Seller prior to Closing for New TI Obligations.   To
     the extent such coverage is available at no cost to Seller for providing such affidavit (beyond any actual indemnity claims under such affidavit), Seller shall provide the Title Company with a standard ALTA affidavit to enable the Title Company to insure against any claims against the Premises arising from work which has been performed prior to Closing on any Existing TI Obligations or New TI Obligations.

     (h) TENANT DEPOSITS. All tenant security deposits, as set forth in the Leases (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Purchaser.

     11. TRANSFER TAXES: TITLE CHARGES. Seller and Purchaser agree to execute any real estate transfer declarations required by the state, county, or municipal law in which the Owned Land is located. Purchaser shall pay the state documentary fee. Any other transfer tax, and any sales or use tax shall be paid equally by the parties. Purchaser shall pay the cost of recording the Deed; and Purchaser shall pay for all deletions, endorsements and modifications to the base Title Policy. If this transaction is terminated by Purchaser under a contract contingency (but not as a result of a Purchaser default) prior to the expiration of the Due Diligence Period, Seller shall pay all escrow costs billed by the Title Company. If the transaction is terminated by either party on account of default by the other, the defaulting party shall pay all escrow costs billed by the Title Agent. In the event this transaction shall close as provided in this Agreement, the Title Agent closing charges shall be divided equally between Seller and Purchaser, and Seller shall pay the premium for the owner's Title Policy (except for any endorsements in excess of the base Title Policy which shall be at Purchaser's expense), and the cost of the updates to the Existing Survey. Each party shall pay its own attorneys' fees except as otherwise provided in this Agreement.

     12. RISK OF LOSS. Except as provided in any indemnity applicable to Purchaser's Due Diligence Period activities, Seller shall bear all risk of loss with respect to the Premises up to and including the Closing Date. Notwithstanding the foregoing, in the event of damage to the Premises by fire or other casualty on or prior to the Closing Date, repair of which would cost less than One Hundred Thousand and 00/100s Dollars ($100,000.00) (as determined by Seller in good faith based on at least two (2) independent contractor bids) and which will not result in the termination of any Lease, or the abatement of rent pursuant to any of the Leases, or the impairment of any building system that renders a substantial portion of the Premises unfit for occupancy or use for more than three (3) business days, Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, and Seller shall have the right to elect to either repair and restore the Premises before the Closing or, if its policies cover the loss and will pay for the repairs and restoration (with the Seller's deductible), to assign and transfer to Purchaser, with appropriate confirmation by Seller's insurer, on the Closing Date all of the Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, including, without limitation, the amount of the deductible with respect thereto. In either case as provided in the preceding sentence, this transaction shall proceed to Closing and there shall be no reduction in the Purchase Price by reason of such damage (except for the credit to the Purchaser for the amount of the Seller's deductible). Seller shall promptly notify Purchaser in writing of any such fire or other casualty, and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Premises by fire or other casualty prior to the Closing Date, repair of which would cost in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) (as determined by Seller in good faith based on at least two (2) independent contractor bids) or will result in the termination of any Leases, or the abatement of rent pursuant to any of the Leases which is not fully covered by rent loss insurance then in place, or the impairment of any building system that renders a substantial portion of the Premises unfit for occupancy for more than three (3) business days, then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within ten
(10) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages. Upon the exercise of such option by Purchaser, this Agreement shall become null and void, the Earnest Money shall be promptly returned to Purchaser and both parties shall be relieved from all further obligations hereunder, except as provided in Paragraph 39 below. If Purchaser does not timely elect to terminate this Agreement, then Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty together with the amount of the deductible relating thereto, in which case this transaction shall proceed to Closing and there shall be no reduction in the Purchase Price by reason of such damage (except for the credit to Purchaser for the amount of the deductible).

     13. CONDEMNATION. In the event that, between March 6, 1998 and the Closing Date, any condemnation or eminent domain proceedings are threatened or initiated which might result in the taking of any part of the Premises or the taking, material impairment or closing of any right of access to the Premises, Seller shall immediately notify Purchaser in writing of any notice of an intent to take or the commencement or occurrence of any condemnation or eminent domain proceedings. If such proceedings would result in the taking of any of the Premises or the taking or closing of any right of access to any part of the Premises, Purchaser shall then notify Seller, within ten (10) business days of Purchaser's receipt of Seller's notice, whether Purchaser elects as its sole remedies:

     (a) to terminate this Agreement by written notice to Seller in which case the Earnest Money shall be promptly returned to Purchaser and both parties shall be relieved from any further liability hereunder except as provided in Paragraph 39 below; or

     (b) to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any compensation or award made or to be made in connection with such condemnation or eminent domain proceedings, and this transaction shall proceed to Closing without any reduction in the Purchase Price.

     Closing shall be delayed, if necessary, for up to ten (10) business days to allow Purchaser the full time allowed above to make such election. If Purchaser fails to timely notify Seller of its election of subparagraph (a) above, Purchaser shall be deemed to have elected to proceed under subparagraph (b) above.

     14.  DEFAULT.

          14.1  DEFAULT BY PURCHASER.  This is a liquidated damages contract.
If this transaction is not consummated by reason of a default by Purchaser hereunder, then as Seller's sole and exclusive remedy in such event, Seller shall terminate this Agreement and retain the Earnest Money, all interest thereon, and all materials prepared by or on behalf of Purchaser with respect to the Premises, as liquidated damages and shall not be entitled to seek specific performance or other additional damages, and all further rights and obligations of the parties hereunder shall cease, except as provided in Paragraph 39 below. The parties agree that the amount of actual damages which Seller would suffer as a result of Purchaser's default would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Earnest Money is a reasonable estimate of Seller's damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Seller and is not intended to constitute a penalty.

          14.2 DEFAULT BY SELLER. If this transaction is not consummated by reason of a default by Seller hereunder, Purchaser may, in its sole discretion, elect any one of the following which shall be its sole remedies:

          (a) If specific performance is possible, Purchaser may either (i) proceed with an action for specific performance, in which case the Earnest Money shall be retained by the Title Agent until the final determination by a court of competent jurisdiction that Purchaser is entitled to specific performance, in which case the Earnest Money shall be applied as provided in this Agreement, or, if the court determines that the Purchaser is not entitled to specific performance, this Agreement shall then terminate and the Earnest Money shall be returned to Purchaser less any court costs and attorneys' fees to which the court has determined the Seller is entitled, in which case all further rights and obligations of the parties hereunder shall cease, except as provided in Paragraph 39 below; or (ii) Purchaser shall be entitled to declare this Agreement terminated, in which event the Purchaser shall be entitled to a refund of the Earnest Money and all interest thereon, and all further rights and obligations of the parties hereunder shall cease, except as provided in Paragraph 39 below; or

          (b) If specific performance is impossible (for any reason other than Seller having voluntarily transferred title to a third party who does not agree to be bound as a seller under this Agreement, Purchaser shall be entitled to (i) an action for damages for all third party costs and expenses incurred by Purchaser in connection with its investigation and potential purchase of the Owned Land, but in no event shall such amount exceed the lesser of (a) Purchaser's actual costs, and (b) a total of Twenty-Five Thousand and no/100 Dollars ($25,000.00), and (ii) a refund of the Earnest Money and all interest thereon, and all further rights and obligations of the parties hereunder shall cease, except as provided in Paragraph 39 below; or

          (c) If specific performance is impossible because Seller has voluntarily transferred title to a third party who does not agree to be bound as the seller under this Agreement, then Purchaser shall be entitled to an action for damages without limit as to amount except as provided by law.

     15. NOTICE. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following addresses:

          IF TO SELLER:

          JAD Properties, LLC
          c/o Integrated Property Management, Inc.
          455 Sherman Street, Suite 140
          Denver, Colorado  80203
          Attn:  Loren Snyder
          Fax #: (303) 733-6272
          Phone #: (303) 691-8665

          With a copy to:

          Huntington C. Brown, Esq.
          Huntington C. Brown & Associates
          303 East Seventeenth Avenue, Suite 400
          Denver, Colorado  80203
          Fax #: (303) 830-0804
          Phone #: (303) 830-0808


          IF TO PURCHASER

          Mack-Cali Realty L.P.
          5975 South Quebec Street, Suite 100
          Englewood, CO 80111
          Attn:  Chester Latcham
          Fax #: (303) 721-1122
          Phone #: (303) 721-7600

          With a copy to:

          Mack-Cali Realty L.P.
          11 Commerce Drive
          Cranford, NJ 07016
          Attn: Daniel Wagner, Esq.
          Fax #: (908) 272-6755
          Phone #: (908) 272-8000

     Any such notices shall be either (a) sent by certified U.S. mail, return receipt requested, postage prepaid, in which case notice shall be deemed delivered on the first day that delivery was attempted as shown on the return receipt; (b) sent (in time for next business day delivery) by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier; (c) personally delivered in which case notice shall be deemed delivered on the same day such notice is so delivered; or (d) sent by telefax in which case such notice shall be deemed delivered at the time and on the date of the sending party's confirmation of transmission of such telefax; provided that, under any of the foregoing methods of delivery, if the time of delivery is after 6:00 p.m. local time at the location of the addressee of the notice, delivery shall be deemed given on the next business day. The above addresses and telefax numbers may be changed by written notice to the other party; provided, however, that no notice of a change of address or telefax numbers shall be effective until delivery of such notice. Courtesy copies of notices are for informational purposes only, and a failure to give such copies of any notice shall not be deemed a failure to give notice.

     16.  TIME OF ESSENCE.  Time is of the essence in this Agreement.

     17. GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Colorado.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or photocopied signature shall have the same legal effect as an original signature.

     19. CAPTIONS. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. Any use of the term "including" shall be construed to mean "including, without limitation".

     20. ASSIGNABILITY. Neither party may assign its rights under this Agreement without the prior written consent of the other, which consent may be given or withheld in the non-assigning party's discretion, except that either party shall have the right without the other's consent to assign this Agreement to a "Permitted Assignee." For purposes of this Paragraph 20, the term "PERMITTED ASSIGNEE" shall mean any corporation, partnership, limited partnership, limited liability company, venture or similar entity controlled by, or under common control with, the assigning party; provided that (i) no assignment shall be effective unless the assigning party gives the other party immediate written notice thereof, (ii) no assignment shall relieve the assigning party from any liabilities arising from the acts or omissions of such party prior to such assignment during the Due Diligence Period, provided however an assignment by Purchaser cannot occur until the Earnest Money has become non-refundable pursuant to the provisions of this Agreement, (iii) all representations and obligations of the non-assigning party shall thereafter be owed only to the applicable assignee, and (iv) any assignment by Seller before the Closing to a Permitted Assignee must be in connection with the conveyance of the Premises by the Seller to the Permitted Assignee.

     21. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and Permitted Assignees.

     22. MODIFICATIONS; WAIVER. No waiver, modification, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

     23. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby.

     24. PARTIAL INVALIDITY. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would impair the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

     25. SURVIVAL. In addition to the obligations of the parties under the limited survival provisions of Paragraphs 6 and 7 of this Agreement, the obligations of the parties in Paragraphs 3(c), 4(a)(1), 10, and Paragraphs 15 through 44 shall survive the Closing.

     26.  NO PERSONAL LIABILITY OF MEMBERS OR MANAGERS OF PARTIES.   Each party
acknowledges that this Agreement is entered into by limited liability companies, and each party agrees that no individual member or manager or representative of the other party shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

     27. NO THIRD PARTY RIGHTS. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     28. BROKER. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser's purchase of the Premises, except for Cushman Realty Corporation
(Neil Mulholland) ("BROKER").   At Closing, and only in the event of Closing,
the Seller shall pay to Broker a commission pursuant to a separate agreement. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party, except as otherwise provided in this Paragraph 28. The representations and warranties contained in this Paragraph 28 shall survive the Closing.

     29. EFFECTIVE DATE. For purposes of calculation of all time periods within which Seller or Purchaser must act or respond as herein described, all phrases such as "the date of this Agreement," "the date of execution of this Agreement" or any other like phrase referring to the date of the Agreement, shall mean and refer to the Effective Date of this Agreement, which shall be the date on which Seller delivers a fully executed copy of this Agreement to the Title Agent.

     30. NON-BUSINESS DAYS. If the Closing Date or any other date set forth in this Agreement is to occur on a holiday or other non-business day or if any period of time set forth in this Agreement expires on a holiday or non-business day, then such closing or expiration date shall be the next business day thereafter. As used in this paragraph, the term "HOLIDAY" shall mean any day which is a recognized holiday by a statute or order of the United States or the State of Colorado. As used in this paragraph, the term "NON-BUSINESS DAY" shall mean Saturday and Sunday.

     31. JURISDICTION. The parties hereto consent to exclusive venue and jurisdiction in the district court in and for the City and County of Denver or the United States District Court for the District of Colorado in any action commenced relating to this Agreement or the transactions contemplated hereby. The parties agree that all issues regarding this Agreement, including, without limitation, issues of formation and performance, shall be governed by Colorado law.

     32. RECORDATION. The parties acknowledge and agree that, except for such notice as may be permitted by applicable law in connection with an action for specific performance, neither this Agreement nor any memorandum hereof shall be recorded in the office of any Clerk and Recorder of any county in Colorado and in the event of any recordation of this Agreement by Purchaser, this Agreement shall, at Seller's sole option, be rendered null and void and of no further force and effect whatsoever, except as provided in Paragraph 39 below.

     33. ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable attorneys' fees and costs incurred in such action.

     34.  DISCLOSURE - SPECIAL TAXING DISTRICTS - GENERAL OBLIGATION
INDEBTEDNESS.

SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     35. DISCLOSURE OF ENVIRONMENTAL REPORT. Seller received an Environmental Due-Diligence Assessment of the Premises (as it existed at the time of such report) at the time of its purchase thereof. A copy of such report will be provided to Purchaser as part of the Disclosure Documentation. Purchaser acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of the Report, and Purchaser shall have no claim against Seller based upon the Report or any omissions thereon. Purchaser further acknowledges that, pursuant to Paragraph 4 of this Agreement, it has full opportunity to perform such environmental investigations as Purchaser deems appropriate within the period of time set forth in said Paragraph 4 and Purchaser agrees that if it undertakes any such investigations, it shall provide Seller with copies of all reports and other information obtained by Purchaser regarding the results thereof.

     36. TERMINATION OF SERVICE CONTRACTS. During the Due Diligence Period, Purchaser shall advise Seller, in writing, which of the Service Contracts it intends to assume and which Purchaser requests that Seller terminate on or before the Closing Date, and Seller shall advise whether any of the Service Contracts (which Purchaser has requested Seller to terminate) cannot be terminated or can be terminated only with the payment of a fee or penalty which Seller is unwilling to pay. If Purchaser elects not to terminate this Agreement pursuant to Paragraph 4, Purchaser shall be deemed to have agreed to pay any such fee or penalty if Purchaser thereafter elects to terminate such Service Contract(s), and, at Closing, Purchaser shall assume all Service Contracts which are not to be terminated pursuant to this paragraph. Seller shall terminate any Service Contracts on or before the Closing Date (i) which can be terminated on or prior to Closing or with the payment of a fee or penalty which Seller is willing to pay, and (ii) which Purchaser has requested Seller to terminate; provided that Seller shall terminate at Closing at its expense the existing property management and leasing agreements for the Premises.

          Seller shall defend, indemnify and hold Purchaser harmless from any claims or damages arising from terminated Service Contracts unless, pursuant to the terms of the Service Contract in question, such Service Contract may not be terminated or unless, and to the extent, Purchaser is obligated to pay a termination fee or penalty in connection with the termination of a Service Contract as set forth above. Each party shall indemnify, defend and hold the other harmless from any liabilities arising out of or in connection with any act or omission by such party or its agents related to the Service Contracts during its period of ownership of the Premises.

     37.  ENVIRONMENTAL PROVISION.

          A. For purposes of this Agreement, the following terms shall have the following meanings:

     "ENVIRONMENTAL CLAIMS" means any third party (including private parties, governmental agencies, or employees) action, lawsuit, notice of violation, claim or proceeding relating to the Premises which seeks to impose liability, penalties, damages or losses, as well as any direct costs incurred by the current owner of the Premises not resulting from any third party action, including but not limited to remedial, removal, response, abatement, clean-up, and monitoring costs, for (i) any contamination of the air, surface water, ground water or land; (ii) any solid, gaseous or liquid solid or hazardous waste generation, handling, treatment, storage, transportation or disposal; (iii) any exposure to any air emissions, discharges, releases or threatened releases of pollutants, contaminants, "Hazardous Materials" (as hereinafter defined) or toxic substances; or (iv) non-compliance with any requirements of "Environmental Laws" (as hereinafter defined). For purposes of this Agreement, the above terms within the meaning of "Environmental Claims" shall have the meanings ascribed to them in any applicable federal, state or local Environmental Laws.

     "ENVIRONMENTAL LAWS" mean each and every requirement of applicable federal, state and local environmental laws, including but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the federal Clean Air Act, 42 U.S.C. 7401 et seq.; the federal Clean Water Act, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.; and all regulations promulgated thereunder as well as any applicable federal, state and local laws, ordinances, regulations, and common laws relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, petroleum-based derivatives, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "regulated substances," "hazardous substances," "hazardous waste," "hazardous materials" or "toxic substances" as defined under any such laws, ordinances or regulations (collectively, "HAZARDOUS MATERIALS").

          B. Seller agrees and covenants that it shall retain liability for, and Seller shall indemnify and hold Purchaser, its partners, managers, members, stockholders, officers, and directors of Purchaser and its direct and indirect investor partners harmless from any claims, causes of action, suits, proceedings, fines, penalties, losses, damages, and costs (collectively, a "LOSS") resulting from any Environmental Claims arising (i) as a result of violations of any applicable Environmental Laws which result from any acts which occurred during the period of the Seller's ownership of the Owned Land or Cissell Leasehold; or (ii) from any Environmental Claims which result from any acts which occurred during the period of the Seller's ownership of the Owned Land or Cissell Cissell Leasehold; provided that the term "acts" as used in this sentence shall not be deemed to include (i) any failure by Seller to clean, remove, contain or otherwise remediate any condition which existed as a result of actions which occurred prior to the Seller's period of ownership of the Premises, and (ii) any occurrences or any environmental conditions of which Purchaser had notice prior to the end of the Due Diligence Period. Any provisions of this Agreement to the contrary notwithstanding, Seller shall have no liability for any loss, damage, or abatement arising out of or in connection with any asbestos located on the Premises except to the extent that (i) any such loss or claim arises out of the Seller's acts or omissions during Seller's period of ownership of the Owned Land or Cissell Leasehold, and (ii) the claim by a third party therefor has accrued prior to or is pending as of Closing.

          C. Except to the extent of Seller's retained liability under subparagraph B of this Paragraph 37, Purchaser agrees and covenants that Purchaser shall have liability for any Loss resulting from any Environmental Claims if the event giving rise to such Environmental Claim occurred after the Closing Date during Purchaser's period of ownership or is otherwise caused by Purchaser. Purchaser agrees and covenants to indemnify Seller and its respective officers, directors, principals, managers, members, agents, employees and stockholders for any and all Environmental Claims for which Purchaser has liability under the preceding sentence. Notwithstanding any contrary provision set forth herein, Purchaser shall have no obligation to indemnify or hold harmless Seller or its agents or employees with respect to any existing environmental condition which is discovered by Purchaser during its performance of its inspection during the Due Diligence Period.

     38. 1031 EXCHANGE. Seller hereby notifies Purchaser that Seller may consummate this transaction under the tax-deferred exchange provisions of the Internal Revenue Code and applicable regulations. Purchaser hereby consents to such a Closing and hereby agrees, at no out-of-pocket cost to Purchaser, to cooperate with Seller and hereby consents that Seller shall have the right, without any further written consent or signature by Purchaser, to (i) assign all of Seller's right, title and interest under this Agreement to a qualified intermediary (as defined in such regulations), and (ii) to enter into any other Closing Documents in order to effect such a tax-deferred exchange provision; provided that no such assignment by Seller shall relieve Seller of any of its liabilities for any of the representations or warranties hereunder and no such assignment shall impose on any qualified intermediary any liabilities for any of the Seller's obligations which survive Closing hereunder. The Closing shall not be delayed by reason of the exchange, nor shall the consummation or accomplishment of the exchange be a condition precedent or condition subsequent to Seller's obligations under this Agreement. Seller shall effect the exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary. Purchaser shall not by this agreement or acquiescence to the exchange have its rights under this Agreement affected or diminished in any manner, or be responsible for compliance with or be deemed to have warranted to Seller that the exchange in fact complies with Section 1031 of the Code. Purchaser may also effect an exchange subject to the same conditions.

     39. PURCHASER'S OBLIGATIONS AFTER TERMINATION. If the Closing of this transaction does not take place as a result of any termination by Purchaser pursuant to any of its contingency rights set forth in this Agreement, or as a result of any default by Purchaser or as a result of any default by Seller for which Purchaser does not obtain specific performance: (i) such termination shall not relieve Purchaser from any of the indemnity and non-disclosure provisions of Paragraphs 4(a)(1),4(b) and 28 of this Agreement; (ii) Purchaser shall deliver to Seller all originals and all copies of all of the Disclosure Documentation which are in Purchaser's possession and which were made available or delivered by Seller; (iii), unless the cause for the termination is a Seller default, Purchaser shall promptly deliver to Seller a copy of all engineering and similar reports prepared by third parties for Purchaser in connection with its physical inspection of the Parcels; and (iv), if the cause for the termination is a Purchaser default, Purchaser shall repay Seller for the cost of the R & R Engineers-Surveyors, Inc. Survey described in Paragraph 4(a)(2)(ii) above. In the event of any conflict between the provisions of this paragraph and any other parts of this Agreement, the provisions of this paragraph shall control.

     40. CONFIDENTIALITY. Before Closing, Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties except to real estate appraisers and as required to complete any of Seller's obligations hereunder without the prior written specific consent of Purchaser, which consent Purchaser shall not unreasonably withhold or delay, except for such disclosures to Seller's lenders, creditors, officers, employees and agents as necessary to perform Seller's obligations hereunder. After Closing, neither party hereto shall issue (at such party's initiation) any written press announcement in any publication disclosing this sale without the prior written specific consent of the other party, which consent the other party shall not unreasonably withhold or delay.

     41. INFORMATION AND AUDIT COOPERATION. At Purchaser's request, at any time before or after the Closing, so long as there is no cost or increased liability to the Seller therefor, Seller shall provide to Purchaser's designated agents reasonable access to any books and records of the Premises in Seller's possession of which copies or originals have not previously been delivered or produced to Purchaser, and shall make reasonably available to such designated agents any related information, not already in Purchaser's possession, regarding the period for which Purchaser is required to have the Premises audited under tax or other applicable laws, and Seller shall provide to such agents a representation letter regarding such books and records of the Premises in connection with the normal course of auditing the Premises in accordance with generally accepted auditing standards.

     42. FURTHER ASSURANCES. So long as there is no further cost or increased liability to the performing party, in addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Premises to Purchaser.

     43. HEADINGS. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     44. INDEMNIFICATIONS. Except as to obligations assumed by Purchaser under this Agreement or the closing documents executed pursuant hereto, Seller shall indemnify and hold Purchaser, its successors, assigns and agents, harmless from and against all losses, claims, damages, liabilities, expenses (including without limitation attorneys' fees and costs), fees, actions or rights of action incurred by Purchaser as a result of or arising, directly or indirectly, from
(i) any claim by an employee, if any, employed by Seller in the operation of the Premises whose employment was not continued after Closing by Purchaser or whose claim arose prior to the Closing Date; (ii) any claim by any tenant of the Premises in connection with any Lease attributed to periods prior to Closing; and (iii) any claim by any person arising from or attributable to any action which occurred prior to the Closing.

     Except as to obligations assumed by Seller under this Agreement or the Closing Documents executed pursuant hereto, Purchaser shall indemnify and hold Seller, its successors, assigns and agents, harmless from and against all losses, claims, damages, liabilities, expenses (including without limitation attorneys' fees and costs), fees, actions or rights of action incurred by Seller as a result of or arising, directly or indirectly, from (i) any claim by an employee, if any, employed by Purchaser in the operation of the Premises or whose claim arose after the Closing Date; (ii) any claim by any tenant of the Premises in connection with any Lease attributed to periods after Closing; and
(iii) any claim by any person arising from or attributable to any action which occurred after the Closing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:
                    JAD PROPERTIES, LLC,
                    A COLORADO LIMITED LIABILITY COMPANY



                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------


PURCHASER:
                    MACK-CALI REALTY L.P.,

                    A DELAWARE LIMITED PARTNERSHIP



                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:
                          ------------------------------

                    Date:
                          ------------------------------

                                      EXHIBIT A

                                LEGAL DESCRIPTION FOR
                            400 SOUTH COLORADO BOULEVARD

                                      EXHIBIT B

                                 PERMITTED EXCEPTIONS



1) Taxes and assessments for the year 1998 and subsequent years, not yet due and payable.

2) All matters of record deemed approved by Purchaser pursuant to the Purchase Agreement.

3) All Leases and tenancies shown on the Rent Roll and deemed approved by Purchaser in accordance with the Purchase Agreement.

                                     EXHIBIT C

                            BUILDING SERVICE AGREEMENTS



                        Delivered with Disclosure Documents

                                     EXHIBIT D

                                 PERSONAL PROPERTY



            Inventory was delivered as part of Disclosure Documentation.

                                      EXHIBIT E

                                 ESCROW INSTRUCTIONS


     To be finalized between Seller, Purchaser and the Title Agent during the Due Diligence Period.

                                      EXHIBIT F

                                SPECIAL WARRANTY DEED


     JAD PROPERTIES, LLC, A COLORADO LIMITED LIABILITY COMPANY ("GRANTOR") whose address is 455 Sherman Street, Suite 140, City and County of Denver, State of Colorado 80203, for the consideration of Ten and no/100 Dollars ($10.00) in hand paid hereby sells and conveys to MACK-CALI REALTY L.P., A DELAWARE LIMITED PARTNERSHIP, whose address is
, County of                    , State of Colorado              , the following
real property in the City of Glendale, County of Arapahoe, to wit:

     (a) the real property described on EXHIBIT A attached hereto, with all its appurtenances;

     (b) all existing improvements and fixtures located on the Real Property described in Exhibit A and on the real property which is the subject of a certain lease dated September 21, 1977 by and between Vincent J. Cissell and Shaaron K. Cissell as lessors and George Irvin Chevrolet Co., a Colorado corporation, as lessee, as amended, but not including the improvements and fixtures located on the Real Property which is demised by the Ground Lease Agreement dated January 24, 1992 by and between the Abacus Group Realty Holding Co. II, a Delaware corporation, and RCI West, Inc., a Colorado corporation, as amended;

and Grantor warrants the title to same against all persons claiming under Grantor, subject to those items set forth on EXHIBIT B attached hereto.

     IN WITNESS WHEREOF, the Grantor has hereunder set its hand as of the
      day of                 , 1998.

                    JAD PROPERTIES, LLC,
                    A COLORADO LIMITED LIABILITY COMPANY



                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------



STATE OF COLORADO   )
                    ) SS.
COUNTY OF DENVER    )


     The foregoing instrument was acknowledged before me this . . . . . . . day
of                            , 1998, by                         as a Manager of
JAD Properties, LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires:                  .
                           -------------------------------



          -----------------------------------------------------------------
          Notary Public in and for the State of Colorado, County of Denver

(SEAL)

                                      EXHIBIT G

                                     BILL OF SALE


     KNOW ALL MEN BY THESE PRESENTS:

     That JAD PROPERTIES, LLC, A COLORADO LIMITED LIABILITY COMPANY ("GRANTOR"), for and in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States of America, and other good and valuable consideration to it in hand paid by MACK-CALI REALTY L.P., A DELAWARE LIMITED PARTNERSHIP ("GRANTEE"), the receipt thereof is hereby acknowledged, does by these presents, remise, release, sell, assign, transfer, convey and quitclaim unto the Grantee, its successors and assigns, all right, title and interest which the Grantor has in and to all electrical fixtures, systems and equipment, plumbing fixtures, systems and equipment, heating fixtures, systems and equipment, air conditioning fixtures, systems and equipment, and other improvements, machinery, equipment, fixtures, appliances, furniture, furnishings, supplies and items of personal property owned by the Grantor and used in connection with the operation and maintenance of and located on that certain parcel of real property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference, commonly known as 400 South Colorado Boulevard, Glendale, Colorado (the "REAL PROPERTY"), including, without limitation, those items listed on EXHIBIT B attached hereto (the "PERSONAL PROPERTY"), but excepting therefrom any furniture, furnishings, fixtures, business equipment or articles of personal property belonging to tenants occupying any portion of the Premises or belonging to the landlords under the Cissell Lease, and ALL SUBJECT TO the matters set forth on EXHIBIT C attached hereto (the "PERMITTED EXCEPTIONS").

     TO HAVE AND TO HOLD the same to said Grantee, its successors and assigns forever. The Personal Property is conveyed to Grantee "as is", "where is" without warranty of quality, condition, merchantability, or fitness, or any other warranty, or representation of any kind whatsoever, express or implied; provided that the Grantor, for itself, its successors and assigns, does covenant and agree that it shall and will WARRANT AND FOREVER DEFEND the Personal Property in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor, except for the Permitted Exceptions.

     IN WITNESS WHEREOF, the Grantor has hereunder set its hand as of the
  day of               , 1998.

                    JAD PROPERTIES, LLC,
                    A COLORADO LIMITED LIABILITY COMPANY



                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------

                                      EXHIBIT H


                        ASSIGNMENT AND ASSUMPTION OF CONTRACTS


     THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "ASSIGNMENT") is made by and between ________________________________("ASSIGNOR"), and _________________
("ASSIGNEE").

                                       RECITALS

     A.  Pursuant to a certain Real Estate Purchase and Sale Agreement dated
March          , 1998 (the "REAL ESTATE PURCHASE AND SALE AGREEMENT"),
concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed (the "DEED") that certain tract of land (the "OWNED LAND") more specifically described in EXHIBIT A attached hereto and made a part hereof for all purposes, together with the improvements located thereon (the "IMPROVEMENTS") and certain personal property owned by Assignor upon the Owned Land within the Improvements (the "PERSONAL PROPERTY").

     B. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to obtain, all of Assignor's right, title and interest in and to the Contracts (as hereinafter defined), subject to the terms and conditions set forth herein.

     NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby SELL, ASSIGN, CONVEY, TRANSFER, SET-OVER and DELIVER unto Assignee all of Assignor's right, title and interest in and to the following (collectively the "CONTRACTS"):

     (a) all leases, licenses and other written agreements pursuant to which any portion of the Owned Land or Improvements is used or occupied by anyone other than Assignor including all security deposits and non-cash security provided with respect to such Leases (collectively, the "LEASES"), such Leases being more particularly described in EXHIBIT B attached hereto and made a part hereof; provided, however, that Assignor reserves and retains for itself all accounts receivable accruing to Assignor with respect to the Leases prior to the effective date hereof; and

     (b) all contracts and agreements relating to the upkeep, repair, maintenance or operation of the Owned Land, Improvements or Personal Property (collectively, the "SERVICE AGREEMENTS"), such Service Agreements being more particularly described on EXHIBIT C; and

     (c) all Intangible Property owned by Assignor and used in connection with the Owned Land, Improvements and Personal Property, including, without limitation, the name "400 SOUTH COLORADO BOULEVARD" and any and all other trademarks and trade names, logos and trade colors used in connection with any part of the Owned Land and Improvements, and all plans, specifications, and studies, if any, in the possession of Assignor in connection with the Improvements, all rights, interests, claims, minerals and mineral rights, water and water rights, if any, hereditaments, privileges, tenements and appurtenances belonging to the Owned Land, all right, title and interest of Assignor in and to all open or proposed highways, streets, roads, avenues, alleys, curb cuts, sidewalks, sewers, utilities, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Owned Land, all licenses, certificates of occupancy, permits and warranties now in effect with respect to the Owned Land, Improvements and Personal Property, and all rights of Assignor under all equipment leases relating to equipment or property located upon the Premises (the "INTANGIBLE PROPERTY"); and

     (d) all water and water rights, if any, appurtenant or belonging to the Owned Land (the "WATER RIGHTS").

     This Assignment is made by Assignor and accepted by Assignee subject to the "PERMITTED EXCEPTIONS" described in the Deed, to the extent, if any, that same are validly existing and affect the Contracts and Intangible Property.

     By execution of this Assignment, Assignee assumes and agrees to perform all of the covenants, agreements and obligations under the Contracts binding on Assignor or the Owned Land, Improvements, or Personal Property (such covenants, agreements and obligations being herein collectively referred to as the "CONTRACTUAL OBLIGATIONS"), as such Contractual Obligations shall arise from and after the date of this Assignment. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorneys' fees) arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time from and after the date of this Assignment.

     Assignor agrees to indemnify, hold harmless and defend Assignee from and against any and all third party obligations, liabilities, costs and claims (including reasonable attorneys' fees), arising as a result of or with respect to any of the Contractual Obligations that are attributable to the period of time prior to the date of this Assignment.

     ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR

WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE REAL ESTATE PURCHASE AND SALE AGREEMENT. THE PARTIES INTEND THAT THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS BE CONSTRUED CONSISTENTLY WITH THE REAL ESTATE PURCHASE AND SALE AGREEMENT, AND NOT SO AS TO MODIFY THE PARTIES' RIGHTS THEREUNDER.

     TO HAVE AND TO HOLD all and singular the Contracts unto Assignee, its successors and assigns, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER defend all and singular the Contracts (except the Water Rights) unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through, or under Assignor, but not otherwise, subject to the Permitted Exceptions described in the Deed.

     In the event of a default under this Assignment and Assumption of Contracts, the defaulting party agrees to pay all attorneys' fees and costs incurred by the non-defaulting party.

     This Assignment and Assumption of Contracts shall be governed according to the laws of the State of Colorado.

   EXECUTED to be effective as of the          day of               , 1998.

ASSIGNOR:
                    JAD PROPERTIES, LLC,
                    A COLORADO LIMITED PARTNERSHIP


                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------

ASSIGNEE:

                    MACK-CALI REALTY L.P.,
                    A DELAWARE LIMITED PARTNERSHIP


                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:
                          ------------------------------

                    Date:
                          ------------------------------

                                      EXHIBIT I

                             TENANT ESTOPPEL CERTIFICATE
                             (PLEASE COMPLETE ALL BLANKS)

                              _____________, 1998

Mack-Cali Realty L.P.

Denver, Colorado,


RE:  Lease dated __________, 199__ (the "LEASE") between
     ________________________ ("LANDLORD") and ___________________________
     ("TENANT"), for premises located at 400 South Colorado Boulevard, Suite _________, Glendale, Colorado 80203.

Gentlemen:

     The undersigned Tenant understands that you or your assigns intend to acquire that office property located at 400 South Colorado Blvd, Glendale,
Colorado (the "PROPERTY") from JAD Properties, LLC.   The undersigned Tenant
understands that you or your assigns will rely upon the certifications contained herein in connection with the purchase of the Property. The undersigned Tenant does hereby certify to you as follows:

A. Tenant currently leases in the Property certain premises containing approximately _________ square feet ("PREMISES") commonly known as "Suite ______," pursuant to the terms and conditions of the Lease, dated
     ____________, between Landlord and Tenant, [as amended by ________________] (collectively, the "LEASE"). A true, correct and complete copy of the Lease is attached hereto as EXHIBIT A. Except for the Lease, there are no agreements (written or oral) or documents which are binding on Landlord in connection with the lease of the Premises. The Lease is in full force and effect, has not been modified, supplemented, or amended except as set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the premises demised under the Lease.

B. Tenant has not given Landlord written notice (i) of any dispute between Landlord and Tenant or (ii) that Tenant considers Landlord in default under the Lease. Tenant is not, and to the best of Tenant's knowledge, Landlord is not, in default under the Lease nor has any event occurred which with the passage of time or giving of notice would constitute a default, both parties having performed their obligations under the Lease.

C. Tenant does not claim any offsets or credits or defenses against the payment of rents or any other charges payable, or the performance of any other obligations by Tenant, under the Lease.

D. Tenant has not paid a security or other deposit with respect to the Lease, except as follows:

E.   Tenant has fully paid rent through the month of               .  The
     current monthly Base Rent payment payable under the Lease is $___________. The monthly payment for estimated escalations on account of taxes, operating and other pass-through expenses over the Base Year payable under the Lease is currently $__________. Tenant's percentage share of taxes, operating expenses and other pass-through taxes is _______%. Tenant's operating expense base year is __________. No free rent, partial rent, rent rebate, tenant improvement allowance or credit for improvements or other tenant concessions remain outstanding or unrealized except:

F. Tenant has not paid any monthly Base Rent or other amounts payable under the Lease in advance except for the current month of
           , 1998.

G. The Lease shall remain in full force and effect through , and the Tenant has no options to renew or extend or terminate the term of the Lease or increase or decrease the size of the Premises except as expressly provided in the Lease.

H. Tenant has no options, rights of first offer or rights of first refusal to purchase the Property.

I. Tenant has not assigned its rights under the Lease or sublet any portion of the leased premises, except as follows:

     ___________________________________________________________________________

J. Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises. The Premises were at the time of delivery of possession and are currently in good order and repair, and Tenant has no claims against Landlord with respect to the condition of the Premises or the Property. All work to be performed by Landlord for Tenant under the Lease has been performed and accepted as satisfactory by Tenant, and all allowances payable to Tenant by Landlord or credits or abatements claimed by Tenant have been paid, except for:

K. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

L. Tenant (i) is not presently engaged in nor does it presently permit; (ii) has not at any time in the past engaged in or permitted, and (iii) has no knowledge that any third person or entity has engaged in or permitted any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any radioactive, toxic or hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law.

M. Tenant will attorn to and recognize __________ or its nominee or assignee as the Landlord under the Lease and will pay all rents and other amounts due thereunder to such party upon notice to Tenant that such party has become the owner of Landlord's interest in the Premises under the Lease.

N. The individual executing this Tenant Estoppel Certificate has the authority to do so on behalf of Tenant and to bind Tenant to the terms hereof.

TENANT:
                    ------------------------------------



                    By:
                       ---------------------------------

                    Name:
                         -------------------------------

                    Title:
                          ------------------------------

                    Date:
                          ------------------------------

                                      EXHIBIT J

                               STANDARD LIEN AFFIDAVIT


     To be finalized between Seller, Purchaser and the Title Company during the Due Diligence Period.

                                      EXHIBIT K


                                   SPECIAL WARRANTY
                      ASSIGNMENT AND ASSUMPTION OF GROUND LEASE


     THIS ASSIGNMENT dated as of _______________, 1998, is entered into by and between JAD PROPERTIES, LLC, A COLORADO LIMITED LIABILITY COMPANY ("SELLER") and MACK-CALI REALTY L.P., A DELAWARE LIMITED PARTNERSHIP ("PURCHASER").

                                       RECITALS

     A. Seller is the landlord under a Lease dated September 21, 1977, which was originally executed by and between Vincent J. Cissell, Shaaron K. Cissell and George Irvin Chevrolet Co., a Colorado corporation, as amended (the "LEASE"); and

     B. The Lease demises the real property more particularly described on EXHIBIT A attached hereto and made a part hereof (the "PROPERTY"); and

     C. Seller has agreed to assign all of its right, title and interest in and to the Lease to Purchaser and Purchaser has agreed to assume Seller's obligations under the Lease, pursuant to that certain Real Estate Purchase and Sale Agreement dated March 19, 1998 ("the SALES AGREEMENT").

                                      COVENANTS

     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Seller hereby assigns to Purchaser all of Seller's right, title and interest as landlord in and to the Lease and warrants title to the same against all persons claiming under Seller, subject to those exceptions shown on EXHIBIT B attached hereto and made a part hereof.

     2. Purchaser hereby assumes all of the landlord's obligations under the Lease and shall defend, protect, indemnify and hold harmless Seller from any claims and/or damages arising from or relating to the Lease on or after the date hereof.

     3. Seller agrees to indemnify and hold harmless Purchaser from any claims and/or damages arising from or relating under the Lease that accrue prior to the date hereof.

     4. This Assignment is made without any warranties or representations, express or implied, except otherwise expressly as set forth in this Assignment and/or the Sales Agreement.

     5. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed on the day and year first above written.



                         JAD PROPERTIES, LLC
                         A COLORADO LIMITED LIABILITY COMPANY


                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------

                    MACK-CALI REALTY, L.P.,
                    A DELAWARE LIMITED PARTNERSHIP


                    Name:
                         -------------------------------

                    By:
                       ---------------------------------

                    Title:         Manager
                          ------------------------------

                    Date:
                          ------------------------------



STATE OF COLORADO   )
                    ) SS.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this ______ day of ________________, 1998, by _____________________ as a Manager of JAD Properties,
LLC, a Colorado limited liability company.

     Witness my hand and official seal.

     My commission expires:                  .
                           ------------------



          ----------------------------------------------------------------
          Notary Public in and for the State of Colorado, County of Denver

(SEAL)





STATE OF                      )
                              ) SS.
COUNTY OF                     )


     The foregoing instrument was acknowledged before me this ____ day of _________________________, 1998, by ______________________ as _________________
of Mack-Cali Realty L.P., a Delaware limited partnership.


     Witness my hand and official seal.

     My commission expires:
                           -----------------------



          ---------------------------------------------------------------------
          Notary Public in and for the State of __________, County of _________


(SEAL)




     Page 2 of 2-page Special Warranty Assignment and Assumption of Ground Lease dated as of _______________,

     1998, entered into by and between JAD Properties, LLC, as Seller, and Mack-Cali Realty L.P., as Purchaser.

                                     EXHIBIT L


                             CISSELL ESTOPPEL CERTIFICATE


                                        Dated:
                                              --------------------

JAD Properties, LLC
c/o Integrated Property Management, Inc.
455 Sherman Street, Suite 140
Denver, Colorado  80203

Re: Ground Lease dated September 21, 1977, originally by and between Vincent J. Cissell and Shaaron K. Cissell (collectively the "LANDLORDS") and George Irvin Chevrolet Co., a Colorado corporation as the original tenant, as modified by the Addendum thereto dated April 25, 1983 (collectively referred to herein as the "GROUND LEASE"), and under which JAD Properties, LLC is the current "Tenant".

Gentlemen:

     We hereby warrant and represent with respect to the above-captioned Ground
Lease:

     1. There is presently in existence a valid Ground Lease pertaining to the vacant land situate, lying and being in the County of Arapahoe, State of Colorado, and described more particularly as the "CISSELL LEASE PARCEL" attached to the Ground Lease, consisting of approximately 1.74 acres of land (the "PROPERTY").

     2. The current term of the Ground Lease commenced on April 1, 1983, and is scheduled to expire on March 31, 2018, subject to renewal for up to four (4) additional terms of ten (10) years each.

     3. The Ground Lease, a true and correct copy of which is attached hereto as EXHIBIT A, constitutes the entire agreement between Tenant and Landlords, and no other agreement exists with respect to the Property.

     4. The Ground Lease is in full force and effect and there have been no defaults by either the Landlords or Tenant thereunder. The Landlords and Tenant have no obligations or duties with respect to the Property other than as set forth in the Lease.

     5.   The current minimum monthly rent in the amount of ____________________
          ($        ) is due on the 1st day of each month from _________________
          through _________________ and has been paid to and including __________________. As of ____________________, the base rent shall
          be _________________ ($            ) per annum.  Such rental is
          subject to increase as set forth more fully in paragraph 3 of the Addendum to the Ground Lease.

     6. Tenant has been granted under the Ground Lease an option to purchase the Property by giving written notice of intent to purchase within sixty (60) days after the end of the primary lease term or within sixty (60) days after the end of any option term, upon the terms and conditions set forth in paragraph 5 of the Addendum to Ground Lease.

     7. We have been informed that JAD Properties, LLC ("JAD"), is intending to sell the Property to Mack-Cali Realty L.P. ("MACK-CALI"). Such a sale will not constitute a default under the Ground Lease.

     This Certificate is being executed and delivered to you incident to the Sale Agreement between JAD and Mack-Cali. It is intended that you and Mack-Cali may rely upon the information contained herein in consummating said transaction.



                                   -------------------------------
                                   Vincent J. Cissell



                                   -------------------------------
                                   Shaaron K. Cissell

                                      EXHIBIT M

                                      RENT ROLL

         RENT ROLL WAS PROVIDED BY SELLER AS PART OF DISCLOSURE DOCUMENTATION